
                                                                  EXHIBIT 4.3(a)

================================================================================

                                    FIVE-YEAR
                           REVOLVING CREDIT AGREEMENT

                           Dated as of October 6, 2000

                                      among

                                  ANIXTER INC.
                                       and
                           THE BORROWING SUBSIDIARIES
                                FROM TIME TO TIME
                                 PARTIES HERETO
                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                  BANK ONE, NA,
                              as Syndication Agent,

                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent,

                       CREDIT LYONNAIS CHICAGO BRANCH and
                                 SUNTRUST BANK,
                               as Managing Agents,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS..........................................................          1

         1.01     Defined Terms.................................................................................          1

         1.02     Other Interpretive Provisions.................................................................         23

         1.03     Accounting Terms..............................................................................         24

         1.04     Rounding......................................................................................         24

         1.05     References to Agreements and Laws.............................................................         24

         1.06     Euro..........................................................................................         24

ARTICLE II            THE COMMITMENTS AND CREDIT EXTENSIONS.....................................................         25

         2.01     Committed Loans...............................................................................         25

         2.02     Borrowings, Conversions and Continuations of Committed Loans..................................         25

         2.03     Bid Loans.....................................................................................         26

         2.04     Foreign Currency Loan Commitment..............................................................         29

         2.05     Procedure for Foreign Currency Borrowings.....................................................         29

         2.06     Participations in Foreign Currency Loans......................................................         30

         2.07     Prepayments...................................................................................         32

         2.08     Reduction or Termination of Commitments.......................................................         32

         2.09     Repayment of Loans............................................................................         33

         2.10     Interest......................................................................................         33

         2.11     Fees..........................................................................................         33

         2.12     Computation of Interest and Fees..............................................................         34

         2.13     Evidence of Debt..............................................................................         34

         2.14     Payments Generally............................................................................         35

         2.15     Sharing of Payments...........................................................................         37

         2.16     Borrowing Subsidiaries........................................................................         37

         2.17     Currency Exchange Fluctuations................................................................         38

         2.18     Participation Obligations Unconditional.......................................................         38

ARTICLE III           YIELD PROTECTION AND ILLEGALITY...........................................................         39

         3.01     Taxes.........................................................................................         39

         3.02     Illegality....................................................................................         40

         3.03     Inability to Determine Rates..................................................................         40
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         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans......         41

         3.05     Funding Losses................................................................................         42

         3.06     Matters Applicable to all Requests for Compensation...........................................         42

         3.07     Survival......................................................................................         43

ARTICLE IV            CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.................................................         43

         4.01     Conditions of Initial Credit Extension........................................................         43

         4.02     Conditions to all Credit Extensions...........................................................         44

ARTICLE V             .REPRESENTATIONS AND WARRANTIES...........................................................         45

         5.01     Organization; Corporate Powers................................................................         45

         5.02     Authority.....................................................................................         45

         5.03     Subsidiaries..................................................................................         46

         5.04     No Conflict...................................................................................         46

         5.05     Governmental Consents.........................................................................         46

         5.06     Governmental Regulation.......................................................................         46

         5.07     Financial Position............................................................................         46

         5.08     Litigation; Adverse Effects...................................................................         47

         5.09     No Material Adverse Change....................................................................         47

         5.10     Payment of Taxes..............................................................................         47

         5.11     Performance...................................................................................         47

         5.12     Securities Activities.........................................................................         48

         5.13     Disclosure....................................................................................         48

         5.14     Requirements of Law...........................................................................         48

         5.15     Patents, Trademarks, Permits, Etc.............................................................         48

         5.16     Environmental Matters.........................................................................         48

         5.17     Employee Benefit Matters......................................................................         49

         5.18     Solvency......................................................................................         49

         5.19     Assets and Properties.........................................................................         49

         5.20     Joint Venture; Partnership....................................................................         49

         5.21     No Default....................................................................................         49

         5.22     Restricted Payments...........................................................................         49
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         5.23     Subsequent Funding Representations and Warranties.............................................         49

ARTICLE VI            AFFIRMATIVE COVENANTS.....................................................................         50

         6.01     Financial Statements..........................................................................         50

         6.02     Environmental Notices.........................................................................         53

         6.03     Corporate Existence, Etc......................................................................         53

         6.04     Corporate Powers, Etc.........................................................................         53

         6.05     Compliance with Laws..........................................................................         53

         6.06     Payment of Taxes and Claims...................................................................         53

         6.07     Maintenance of Properties; Insurance..........................................................         54

         6.08     Inspection of Property; Books and Records; Discussions........................................         54

         6.09     Maintenance of Permits........................................................................         54

         6.10     Employee Benefit Matters......................................................................         54

         6.11     Additional Guarantors.........................................................................         55

         6.12     Use of Proceeds...............................................................................         55

ARTICLE VII           NEGATIVE COVENANTS........................................................................         55

         7.01     Indebtedness..................................................................................         55

         7.02     Sales of Assets; Liens........................................................................         56

         7.03     Investments...................................................................................         57

         7.04     Accommodation Obligations.....................................................................         58

         7.05     Restricted Payments...........................................................................         59

         7.06     Conduct of Business...........................................................................         60

         7.07     Transactions with Affiliates..................................................................         60

         7.08     Restriction on Fundamental Changes............................................................         60

         7.09     Employee Benefit Matters......................................................................         60

         7.10     Environmental Liabilities.....................................................................         61

         7.11     Margin Regulations............................................................................         61

         7.12     Change of Fiscal Year.........................................................................         61

         7.13     Modification of the Subordinated LYONs Note, the Revolving Subordinated
                  Note or Senior Note Indenture; Issuance of Additional Senior Notes............................         61

         7.14     Hedging Contracts.............................................................................         62
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         7.15     Receivables Securitization Transactions.......................................................         62

         7.16     Minimum Consolidated Net Worth................................................................         62

         7.17     Maximum Leverage Ratio........................................................................         62

         7.18     Minimum Consolidated Fixed Charge Coverage Ratio..............................................         62

         7.19     Capital Expenditures..........................................................................         62

         7.20     Calculation of Financial Covenants............................................................         63

ARTICLE VIII          EVENTS OF DEFAULT AND REMEDIES............................................................         63

         8.01     Events of Default.............................................................................         63

         8.02     Remedies Upon Event of Default................................................................         65

ARTICLE IX            ADMINISTRATIVE AGENT......................................................................         66

         9.01     Appointment and Authorization of Administrative Agent.........................................         66

         9.02     Delegation of Duties..........................................................................         66

         9.03     Liability of Administrative Agent.............................................................         66

         9.04     Reliance by Administrative Agent..............................................................         67

         9.05     Notice of Default.............................................................................         67

         9.06     Credit Decision; Disclosure of Information by Administrative Agent............................         67

         9.07     Indemnification of Administrative Agent.......................................................         68

         9.08     Administrative Agent in its Individual Capacity...............................................         68

         9.09     Successor Administrative Agent................................................................         69

         9.10     Other Agents..................................................................................         69

ARTICLE X             MISCELLANEOUS.............................................................................         69

         10.01    Amendments, Etc...............................................................................         69

         10.02    Notices and Other Communications; Facsimile Copies............................................         70

         10.03    No Waiver; Cumulative Remedies................................................................         71

         10.04    Attorney Costs, Expenses and Taxes............................................................         72

         10.05    Indemnification by the Borrowers..............................................................         72

         10.06    Payments Set Aside............................................................................         73

         10.07    Successors and Assigns........................................................................         73

         10.08    Confidentiality...............................................................................         75

         10.09    Set-off.......................................................................................         76
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         10.10    Interest Rate Limitation......................................................................         76

         10.11    Counterparts..................................................................................         77

         10.12    Integration...................................................................................         77

         10.13    Survival of Representations and Warranties....................................................         77

         10.14    Severability..................................................................................         77

         10.15    Foreign Lenders...............................................................................         77

         10.16    Removal and Replacement of Lenders............................................................         78

         10.17    Judgment Currency.............................................................................         79

         10.18    Economic and Monetary Union in the European Community.........................................         79

         10.19    Borrowers' Agent..............................................................................         80

         10.20    Governing Law.................................................................................         80

         10.21    Waiver of Right to Trial by Jury..............................................................         81
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                                   (continued)

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
SCHEDULES

1.01                  Associated Costs

5.03                  Existing Subsidiaries

5.04                  Conflicts

5.08                  Litigation

5.16                  Environmental Matters

5.20                  Joint Ventures and Partnerships

6.07                  Insurance

7.01(ii)              Existing Indebtedness

7.02(b)               Existing Liens

7.03                  Existing Investments

10.02                 Eurocurrency and Domestic Lending Offices, Addresses for Notices

EXHIBITS

A-1                   Form of Committed Loan Notice

A-2                   Form of Foreign Currency Loan Notice

B-1                   Form of Bid Request

B-2                   Form of Competitive Bid

C-1                   Form of Borrowing Subsidiary Agreement

C-2                   Form of Borrowing Subsidiary Termination

D-1                   Form of Committed Loan Note

D-2                   Form of Bid Loan Note

D-3                   Form of Foreign Currency Loan Note

E                     Form of Compliance Certificate

F                     Form of Assignment and Acceptance

G                     Form of Guaranty

H                     Form of Opinion of Counsel

I                     Form of Allocation Notice

                                    FIVE-YEAR
                           REVOLVING CREDIT AGREEMENT

         This FIVE-YEAR REVOLVING CREDIT AGREEMENT ("Agreement") is entered into as of October 6, 2000, among ANIXTER INC., a Delaware corporation ("Anixter"), the BORROWING SUBSIDIARIES (as defined herein), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK ONE, NA, as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

         The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

         "Absolute Rate Loan" means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

         "Accommodation Obligation", as applied to any Person, means any contractual obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, supported by letter of credit, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. For purposes of interpreting any provision of this Agreement which refers to the amount of Accommodation Obligations of any Person, such provision shall be deemed to mean the maximum amount of such Accommodation Obligations or, in the case of an Accommodation Obligation to maintain solvency, assets, level of income or other financial condition, the amount of Indebtedness to which such Accommodation Obligation relates, or if less, the stated maximum, if any, in the documents evidencing such Accommodation Obligation. Notwithstanding anything to the contrary contained herein, the term "Accommodation Obligation" shall not be interpreted to include any letter of credit Obligations or any other Obligations hereunder guaranteed by Anixter or any other Guarantor.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to Anixter and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent/Arranger Fee Letter" has the meaning specified in Section
2.11(b).

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means US$390,000,000, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "Aggregate Foreign Currency Commitments" means $75,000,000, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

         "Agreement" means this Five-Year Revolving Credit Agreement.

         "Agreement Accounting Principles" means GAAP as of the date of this Agreement together with any changes in GAAP after the date hereof which are not "Material Accounting Changes" (as defined below). If any changes in GAAP are hereafter required or permitted and are adopted by AXE or Anixter with the agreement of its independent certified public accountants and such changes result in a material change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Material Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Anixter's consolidated financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the Required Lenders. If such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean GAAP as of the date of such amendment together with any changes in GAAP after the date of such amendment which are not Material Accounting Changes.

         "Allocation Notice" means a written notice from the Arranger and Anixter to a Lender substantially in the form of Exhibit I setting forth such Lender's Commitment.

         "Anixter" has the meaning assigned to that term in the preamble hereto.

         "Anixter Distribution Stock Plan" means the Anixter Distribution Stock Option Plan dated as of January 1, 1993.

         "Applicable Currency" means, with respect to any Loan, the currency in which such Loan is denominated.

         "Applicable Margin" means the following percentages per annum, based upon the Debt Rating:

                                APPLICABLE MARGIN

                  DEBT RATINGS
PRICING           S&P/MOODY'S/                                EUROCURRENCY        BASE RATE
 LEVEL               FITCH              FACILITY FEE            RATE +               +
 -----               -----              ------------          -------------       ----------
   1              (Chi)A-/A3               0.175%                0.575%              zero
   2               BBB+/Baa1                0.20%                0.675%              zero
   3               BBB/Baa2                0.225%                0.775%              zero
   4               BBB-/Baa3                0.25%                0.875%              zero
   5                BB+/Ba1                0.275%                1.100%              zero
   6               <BB+/Ba1                0.325%                1.300%              zero

                  "Debt Rating" means, as of any date of determination, the rating as determined by either S&P, Moody's or Fitch (provided that Anixter shall have at least two such ratings and at least one of such ratings shall be from S&P or Moody's) (collectively, the "Debt Ratings") of Anixter's non-credit-enhanced, senior unsecured long-term debt; provided that if the existing Debt Ratings are not the same level, then (i) if there are two Debt Ratings, the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), (ii) if there are three Debt Ratings and no two Debt Ratings are at the same level, the intermediate Debt Rating shall apply, or (iii) if there are three Debt Ratings and two Debt Ratings are at the same level, then the level with the two Debt Ratings shall apply.

         Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Anixter to the Administrative Agent of notice thereof pursuant to Section 6.01(k) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit F.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 1999, and the related consolidated statements of income and cash flows for such fiscal year of the Consolidated Group.

         "Available Foreign Currency" means (i) British Pounds Sterling, (ii) Euros and (iii) any other freely available currency which is freely transferable and freely convertible into US Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by Anixter and approved by each Lender.

         "AXE" means Anixter International Inc., a Delaware corporation.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Anixter or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Bid Borrowing" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

         "Bid Loan" has the meaning specified in Section 2.03(a).

         "Bid Loan Note" means a promissory note made by Anixter in favor of a Lender evidencing Bid Loans made by such Lender, substantially in the form of Exhibit D-2.

         "Bid Request" means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Anixter and each Borrowing Subsidiary.

         "Borrowing" means a Committed Borrowing, a Bid Borrowing or a Foreign Currency Borrowing, as the context may require.

         "Borrowing Subsidiary" means any Foreign Subsidiary of Anixter named as such on the signature pages hereto or designated as a Borrowing Subsidiary by Anixter pursuant to Section 2.16.

         "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1.

         "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2.

         "British Pounds Sterling" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

         "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banking institutions located in Charlotte, Chicago, New York or San Francisco are authorized or required by law or other governmental action to close and with respect to all notices, determinations, fundings and payments in connection with any Eurocurrency Rate Loan, any day that is also a day for trading by and between banks in the Applicable Currency in the applicable interbank eurocurrency market.

         "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with Agreement Accounting Principles, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent) and not listed in Credit Watch published by S&P (or a similar publication of S&P or another nationally recognized rating service); (iii) commercial paper (other than commercial paper issued by AXE, Anixter or any Subsidiary of Anixter or any of their Affiliates), domestic and Eurodollar certificates of deposit, time deposits or bankers' acceptances, in any such case maturing no more than ninety
(90) days after the date of acquisition thereof and, at the time of the acquisition thereof, the issuer's rating on its commercial paper is at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Administrative Agent); and (iv) commercial paper (other than commercial paper issued by AXE, Anixter or any Subsidiary of Anixter or any of their Affiliates), domestic and Eurodollar certificates of deposit, time deposits or bankers' acceptances, in any such case maturing no more than ninety (90) days after the date of acquisition thereof and, at the time of the acquisition thereof, the issuer is a Lender and has a rating on its commercial paper of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the equivalent rating from other nationally recognized rating services acceptable to the Administrative Agent), provided the amount of Cash Equivalents under this clause (iv) shall not at any time exceed US$5,000,000.

         "Change of Control" shall occur if any "person," as such term is defined in Section 13(d)(3) of the Securities Exchange Act, other than the Samuel Zell Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of 20% or more of the combined voting power of AXE's or Anixter's outstanding securities ordinarily having the right to vote at elections of directors, and such person at such time owns more of such combined voting power than the Samuel Zell Group.

         "Class" means the character of certain Loans as Committed Loans, Bid Loans or Foreign Currency Loans.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Anixter pursuant to Section 2.01 or (b) purchase participations in Foreign Currency Loans

Obligations, and in an aggregate principal amount at any one time outstanding not to exceed the amount of such Commitment set forth in the Allocation Notice sent to such Lender.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Note" means a promissory note made by Anixter in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit D-1.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

         "Competitive Bid" means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by such Lender.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Computation Date" means the last Business Day of each calendar month, each date on which a Borrower borrows, converts or continues any Loan hereunder and each date on which the Dollar Equivalent principal amount of a Loan is required to be determined under this Agreement.

         "Consolidated EBITDA" shall mean, for any period, for the Consolidated Group calculated in accordance with Agreement Accounting Principles, (i) Consolidated Net Income for such period taken as a single accounting period, plus (ii) the provision for depreciation and amortization expense of the Consolidated Group for such period, plus (iii) income taxes of the Consolidated Group for such period, and plus (iv) net interest expense of the Consolidated Group for such period; provided that there shall be excluded from Consolidated EBITDA any non-cash, non-operating gains or losses (including, without limitation, extraordinary or unusual gains or losses, gains or losses arising from the sale of capital assets or the sale of owned buildings and properties and other non-recurring gains or losses) during such period.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the sum of Consolidated EBITDA and Rental Expense for such period to (b) the amount of Consolidated Fixed Charge Expense of the Consolidated Group for such period.

         "Consolidated Fixed Charge Expense" shall mean, for any period, the cash interest expense (including the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility fees, and fees for standby letters of credit, but excluding the interest accretion relating to the Subordinated LYONs Note) plus consolidated yield or discount accrued on the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or other transferees of (or of interests in) receivables of Anixter and its Subsidiaries in connection with any Receivables Securitization Transaction (regardless of the accounting treatment of such Receivables Securitization Transaction) and Rental Expense of the Consolidated Group for such period calculated in accordance with Agreement Accounting Principles.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Consolidated Group on a consolidated basis, the sum of
(a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder but excluding the Subordinated LYONs Note), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of the Consolidated Group, (c) the principal portion of Synthetic Lease Obligations, (d) the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables under Receivables Securitization Transactions, and (e) without duplication, all Accommodation Obligations with respect to Indebtedness of the type specified in subsections (a), (b), (c) and (d) above of Persons other than any Borrower or any Subsidiary.

         "Consolidated Group" shall mean Anixter and each of its Subsidiaries.

         "Consolidated Net Income" means, for any period, for the Consolidated Group on a consolidated basis, the net income of the Consolidated Group for that period, determined in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means, at a particular date, all amounts which would be included under shareholders' equity for the Consolidated Group determined in accordance with Agreement Accounting Principles.

         "Contaminant" means any pollutant, hazardous substance, hazardous chemical, toxic substance, hazardous waste or special waste, as those terms are defined in federal, state or local laws and regulations, radioactive material, petroleum, including crude oil or any petroleum-derived substance, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Extension" means each of the following: a Committed Borrowing, Bid Borrowing or Foreign Currency Borrowing.

         "Customary Permitted Liens" means:

                  (A) Liens (other than Environmental Liens, Liens imposed under ERISA or Enforceable Judgments) for claims, taxes, assessments or charges of any Governmental Authority not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (B) statutory Liens of landlords, bankers, carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens, Liens imposed under ERISA or Enforceable Judgments) imposed by law, arising in the ordinary course of business and for amounts which (A) are not yet due, (B) are not more than thirty
         (30) days past due as long as no notice of default has been given or other action taken to enforce such Liens, or (C) (1) are not more than thirty (30) days past due and a notice of default has been given or other action taken to enforce such Liens, or (2) are more than thirty
         (30) days past due, and, in the case of clause (1) or (2), are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (C) Liens (other than Environmental Liens, Liens imposed under ERISA or Enforceable Judgments) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of employment benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (D) easements (including, without limitation, reciprocal easement agreements and utility agreements) rights-of-way, covenants, consents, rights of landlords, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially interfere with the ordinary conduct of the business of Anixter or any Subsidiary of Anixter;

                  (E) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (F) precautionary filings of financing statements in connection with assets that are not owned by Anixter or its Subsidiaries (including in connection with Operating Leases entered into in the ordinary course of business).

         "Debt Rating" has the meaning set forth in the definition of "Applicable Margin."

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that (i) with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (ii) with respect to a Foreign Currency Loan following the end of the relevant Interest Period therefor, the Default Rate shall be an interest rate equal to (a) the Foreign Overnight Rate plus (b) 2% per annum.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar Equivalent" means, with respect to a specified amount of any currency, the amount of US Dollars into which such amount of such currency would be converted, based on the applicable Spot Rate of Exchange.

         "Domestic Subsidiaries" means Anixter-Real Estate, Inc., an Illinois corporation, Anixter Information Systems Corporation, an Illinois corporation, and Anixter Financial Inc., a Delaware corporation.

         "Eligible Assignee" has the meaning specified in Section 10.07(h).

         "Enforceable Judgment" means a judgment or order as to which (a) Anixter has not demonstrated to the reasonable satisfaction of the Required Lenders that the Borrowers are covered by third-party insurance (other than retro-premium insurance) therefor and (b) the period, if any, during which the enforcement of such judgment or order is stayed shall have expired, it being understood that a judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an "Enforceable Judgment" so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be; provided that if enforcement of a judgment or order has been stayed on condition that a bond or collateral equal to or greater than US$20,000,000 be posted or provided, such judgment or order shall immediately be an "Enforceable Judgment."

         "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability of Anixter or any Subsidiary of Anixter under federal or state environmental laws or regulations, or (ii) damages from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

         "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Anixter or any of its Subsidiaries, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Anixter or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of

Section 414(m) of the Code) as Anixter or any of its Subsidiaries, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Anixter or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) any Termination Event; or (f) the receipt by Anixter or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Anixter or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Euro" has the meaning set forth in Section 10.18.

         "Eurocurrency Bid Margin" means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

         "Eurocurrency Rate" means, for any Eurocurrency Rate Loan for any Interest Period,

         (a) in the case of a Foreign Currency Loan in British Pounds Sterling, (i) the rate per annum which appears on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in British Pounds Sterling at approximately 11:00 a.m. (London, England time) on the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of all such rates; or (ii) if for any reason the rate described in clause (i) is not available, the rate per annum (carried to five decimal places) determined by the Administrative Agent as the rate at which deposits in British Pounds Sterling in the approximate amount of such Foreign Currency Loan, and having a maturity comparable to such Interest Period, are offered by the Administrative Agent to major banks in the interbank market at approximately 11:00 a.m. (London, England time) on the first day of such Interest Period; and

         (b) in the case of any other Eurocurrency Rate Loan, the rate per annum determined by the Administrative Agent as (i) the rate which appears on Telerate Page 3750 or the other appropriate Telerate Page (or any successor page) as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; or (ii) if for any reason the rate described in clause (i) is not available, the rate per annum which appears on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of all such rates (carried to five decimal places).

         "Eurocurrency Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.

         "Eurocurrency Rate Loan" means a Eurocurrency Rate Committed Loan, a Eurocurrency Rate Margin Bid Loan or Foreign Currency Loan bearing interest at a rate based on the Eurocurrency Rate.

         "Eurocurrency Rate Margin Bid Loan" means a Bid Loan that bears interest a rate based upon the Eurocurrency Rate.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Existing Credit Facility" means that certain Second Amended and Restated Credit Agreement dated as of September 6, 1996, as amended, among the Borrowers, the Guarantors, The Chase Manhattan Bank, as administrative agent, and a syndicate of lenders.

         "Existing Indebtedness" means the Indebtedness of Anixter and any of its Subsidiaries reflected on Schedule 7.01(ii), but in any event excluding the Indebtedness evidenced by the Revolving Subordinated Notes.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Financial Officer" means, with respect to any Person, any of the chief financial officer, controller or treasurer of such Person and, with respect to Anixter shall include its Vice President-Finance.

         "Financial Statement Delivery Date" means the 90th day following the end of the fourth Fiscal Quarter and the 45th day following the end of each other Fiscal Quarter, in each Fiscal Year.

         "Fiscal Quarter" means a 13-week accounting period of the Borrowers ending on or about March 31, June 30, September 30 or December 31 of any Fiscal Year.

         "Fiscal Year" means the fiscal year of the Borrowers, which shall be the annual accounting period of the Borrowers ending on the Friday closest to December 31 of each year.

         "Fitch" means Fitch IBCA, Inc.

         "Foreign Currency Borrowing" means a borrowing consisting of simultaneous Foreign Currency Loans of the same Available Foreign Currency from the Foreign Currency Lenders pursuant to Section 2.04.

         "Foreign Currency Commitment" means, as to each Foreign Currency Lender, its obligation to make Foreign Currency Loans to the Borrowing Subsidiaries pursuant to Section 2.04, in an aggregate principal Dollar Equivalent amount at any one time outstanding not to exceed the amount of such Lender's Foreign Currency Commitment set forth in the Allocation Notice sent to such Foreign Currency Lender.

         "Foreign Currency Lender" means each of Bank of America, Bank One, NA and The Bank of Nova Scotia.

         "Foreign Currency Loan" means has the meaning specified in Section
2.04.

         "Foreign Currency Loan Note" means a promissory note made by a Borrowing Subsidiary in favor of a Foreign Currency Lender evidencing Foreign Currency Loans made by such Foreign Currency Lender, substantially in the form of Exhibit D-3.

         "Foreign Currency Loan Notice" means a notice of (a) a Foreign Currency Borrowing, or (b) a continuation of Foreign Currency Loans for a new Interest Period, pursuant to Section 2.05, which, if in writing, shall be substantially in the form of Exhibit A-2.

         "Foreign Currency Participation Funding Notice" means a written notice from a Foreign Currency Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to notify all Lenders to fund their participations in the Foreign Currency Loans as provided in Section 2.06.

         "Foreign Currency Pro Rata Share" means, with respect to each Foreign Currency Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Foreign Currency Commitments set forth on such Lender's Allocation Notice, as such share may be adjusted as contemplated herein.

         "Foreign Employee Benefit Plan" means any plan, program, policy, agreement or contract maintained or contributed to or for the benefit of employees or Anixter, any of its Subsidiaries or any ERISA Affiliate which is governed by the laws of a jurisdiction outside the United States of America.

         "Foreign Lender" has the meaning specified in Section 10.15.

         "Foreign Overnight Rate" means, for any day with respect to any amount in any currency (other than US Dollars), the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day to major banks in the London or other applicable offshore interbank market by Bank of America's London Branch.

         "Foreign Pension Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained or contributed to or for the benefit of employees of Anixter, any of its Subsidiaries or any ERISA Affiliate, which, under the applicable local law, is required to be funded through a trust or other funding vehicle and which is governed by the laws of a jurisdiction outside the United States of America.

         "Foreign Subsidiaries" means Anixter Puerto Rico, Inc., Anixter Venezuela Inc., Anixter Thailand Inc., Anixter Philippines Inc. and any of Anixter's Subsidiaries which are incorporated in any jurisdiction outside of the United States, and their respective successors and assigns.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means (a) Anixter, AXE, and each Domestic Subsidiary, and
(b) each Subsidiary that becomes a Guarantor as provided in Section 6.11.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit G (other than the Receivables Securitization SPV).

         "Hedging Contracts" means interest rate, foreign currency or commodity exchange, swap, collar, cap, option, forward, futures or similar agreements entered into by Anixter or any of its Subsidiaries pursuant to which Anixter or such Subsidiary has hedged its interest rate, foreign currency or commodity exposure.

         "Indebtedness" means, as to any Person at a particular time, all of the following (without duplication):

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Hedging Contract in an amount equal to (i) if such Hedging Contract has been closed out, the termination value thereof, or (ii) if such Hedging Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Hedging Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e)      Capital Leases and Synthetic Lease Obligations;

                  (f) the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Receivables Securitization Transaction; and

                  (g) all Accommodation Obligations of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Committed Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the related Borrower in its Committed Loan Notice, Bid Request or Foreign Currency Loan Notice, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by Anixter in its Bid Request; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "Investment" has the meaning assigned to that term in Section 7.03.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lender" has the meaning specified in the introductory paragraph hereto.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify Anixter and the Administrative Agent.

         "Leverage Ratio" means, as of any date of determination, for Anixter and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters ending on such date, provided that, for purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission) to the extent necessary to give effect to (a) any acquisition made by Anixter or any Subsidiary during such period (without giving effect to any increase in Consolidated EBITDA reflecting projected synergies resulting from such acquisition) so long as, and to the extent that, (i) Anixter delivers to the Administrative Agent (which shall promptly deliver to each Lender) a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing Consolidated EBITDA on a pro forma basis and
(ii) the Required Lenders do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof; and (b) any divestiture of a Subsidiary, division or other operating unit made during such period.

         "Liabilities and Costs" means all liabilities, claims, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, charges, costs and expenses (including, without limitation, attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), Environmental Lien, Enforceable Judgment, charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Committed Loan, Bid Loan or Foreign Currency Loan.

         "Loan Documents" means this Agreement, each Note, the Guaranty, the Agent/Arranger Fee Letter, each Request for Credit Extension and each Compliance Certificate.

         "Loan Parties" means, collectively, the Borrowers and the Guarantors.

         "Margin Stock" has the meaning assigned to such term in Regulation G and Regulation U.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, liabilities (actual or contingent), business, properties, financial condition or prospects of AXE, Anixter and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform the obligations of all Loan Parties under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or the rights and remedies of the Lenders under the Loan Documents.

         "Material Transaction" means any sale, assignment, transfer, conveyance or other disposition of (i) assets of any member of the Consolidated Group or
(ii) capital stock of any member of the Consolidated Group which, when combined with all such other sales, assignments, transfers, conveyances or other dispositions in the immediately preceding twelve-month period represents the disposition of an amount which is greater than ten percent (10.0%) of the Consolidated Group's (x) assets or (y) revenues.

         "Maturity Date" means (a) October 6, 2005, (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof, or
(c) such earlier date on or before which Anixter shall have repaid in cash US$50,000,000 or more in the aggregate of the principal amount of the Subordinated LYONs Note.

         "Minimum Tranche" means (a) in the case of US Dollars, US$5,000,000 or a higher integral multiple of US$1,000,000; and (b) in the case of any Available Foreign Currency, an amount equal to US$5,000,000 or a higher integral multiple of 1,000,000 units of such currency.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by Anixter or any ERISA Affiliate.

         "Notes" means, collectively, the Committed Loan Notes, the Bid Loan Notes and the Foreign Currency Loan Notes.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Officers' Certificate" means, as to any corporation, a certificate executed on behalf of such corporation by a Financial Officer of such corporation.

         "Operating Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which is not a Capital Lease.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Amount" means with respect to Committed Loans, Bid Loans and Foreign Currency Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Bid Loans and Foreign Currency Loans, as the case may be, occurring on such date.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Anixter or any ERISA Affiliate or to which Anixter or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permits" means any permit, approval, consent, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Existing Liens" means the Liens on any property of Anixter or any Subsidiary of Anixter, in each case reflected on Schedule 7.02(b).

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which either Anixter or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) that such Lender's Commitment comprises of the Aggregate Commitments, as such share may be adjusted as contemplated herein.

         "Property" means with respect to any Person, any real or personal property, plant, building, facility, structure, equipment or unit, or other asset (tangible or intangible) owned, leased or operated by such Person.

         "Put Event" means a "Put Event" under and as defined in Section 1010 of the Senior Note Indenture.

         "Receivables Securitization SPV" means a special purpose entity that is a Subsidiary established for a Receivables Securitization Transaction.

         "Receivables Securitization Transaction" means any sale, assignment or other transfer by Anixter or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to Anixter or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of Anixter or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

         "Register" has the meaning set forth in Section 10.07(c).

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration from any Property into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means any action required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent a Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "Rental Expense" means, for any period, the total rental expense for Operating Leases of the Consolidated Group on a consolidated basis, as determined in accordance with Agreement Accounting Principles.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request and (c) with respect to a Borrowing or continuation of Foreign Currency Loans, a Foreign Currency Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Requirements of Law" means, as to any Person, the Organization Documents or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulation T, Regulation U and Regulation X, and any certificate of occupancy, zoning ordinance, building, environmental or land use, law, rule, regulation, ordinance or Permit or occupational safety or health law, rule or regulation.

         "Responsible Officer" means the president, chief financial officer, treasurer or assistant treasurer of a Loan Party or such other person designated as such by any of the foregoing officers of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Anixter or any of its Subsidiaries, except a distribution of stock as part of a stock split and except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, provided that the issuance of such stock or junior class of stock is not an incurrence of Indebtedness, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Anixter or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Anixter or any of its subsidiaries now or hereafter outstanding, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any shares of the capital stock of Anixter or any of its Subsidiaries or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (v) any payment of tax-sharing payments, allocated corporate overhead (other than expenses paid to third parties by AXE on behalf of Anixter), guaranty fees or management fees to AXE or any of its Affiliates, and (vi) any payment in the nature of a loan from Anixter or any of its Subsidiaries to AXE or any of AXE's Subsidiaries (other than intercompany loans between Anixter or any of Anixter's Subsidiaries with each other as expressly permitted pursuant to this Agreement); provided, however, Restricted Payment shall not include (x) any payment of dividends by any Subsidiary of Anixter to Anixter or any other Subsidiary of Anixter, or (y) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any shares of capital stock of Anixter issued to its employees under and pursuant to the provisions of the Anixter Distribution Stock Plan pursuant to Section 7.03(iv)(b).

         "Revolving Subordinated Note" means the demand promissory note from Anixter to AXE dated October 6, 2000, as the same may be amended, modified or supplemented.

         "Same Day Funds" means (i) with respect to disbursements and payments in US Dollars, immediately available funds, and (ii) with respect to disbursements and payments in any other currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such currency.

         "Samuel Zell Group" means Samuel Zell or any of his affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act) or associates (as such term is defined in Rule 12b-2 of the Securities Exchange Act), and his heirs and beneficiaries.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Securities Act" means the Securities Act of 1933.

         "Securities Exchange Act" means the Securities Exchange Act of 1934.

         "Senior Note Indenture" means that certain Indenture dated as of September 9, 1996 among Anixter, AXE and The Bank of New York, as Trustee.

         "Senior Notes" shall mean Anixter's Senior Notes due 2003, issued pursuant to the Senior Note Indenture in an amount not to exceed US$100,000,000.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                  (ii) it is then able and expected to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability.

         "Spot Rate of Exchange" means for any amount denominated in any currency other than US Dollars, an amount of US Dollars into which the Administrative Agent could convert such currency by using the applicable quoted spot rate as reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London, England time) two Business Days preceding the day such determination is requested to be made.

         "Subordinated LYONs Note" means the zero-coupon, convertible subordinated note dated October 6, 2000 of Anixter payable to AXE in the original principal amount of US$200,035,440.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Anixter.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Tax Allocation Agreement" means that certain Tax Allocation Agreement between AXE and Anixter dated as of January 1, 1987 as initially supplemented by that certain Tax Allocation Agreement Supplement dated as of May 6, 1987, which Supplement has been superseded by that certain Tax Allocation Agreement Supplement dated as of May 20, 1992, as the same may be amended, restated, supplemented or otherwise modified from time to time (i) in any respect which does not (a) require Anixter to make any greater payments thereunder either in absolute amounts or percentage terms or (b) does not reduce either in absolute amounts or percentage terms the benefits to Anixter, without consent of all of the Lenders or (ii) otherwise with the consent of the Required Lenders.

         "Termination Event" means a (i) Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of Anixter of any ERISA Affiliate from a Benefit Plan during a plan year in which Anixter or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation of Anixter or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan, (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or
(vii) the partial or complete withdrawal of Anixter of any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

         "364-Day Credit Agreement" means the 364-Day Revolving Credit Agreement dated as of the date hereof among the Borrowers, the lenders party thereto and Bank of America, as administrative agent.

         "Total Outstandings" means at any time the aggregate principal amount (or Dollar Equivalent principal amount, as applicable) of all Loans.

         "Transaction Costs" means the reasonable fees, costs and expenses payable by Anixter or any of its Subsidiaries pursuant hereto or in connection herewith or in respect hereof or of the other Loan Documents.

         "Transaction Documents" means the Loan Documents, the Tax Allocation Agreement, the Revolving Subordinated Note and the Subordinated LYONs Note.

         "Type" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Rate Margin Bid Loan and
(c) with respect to a Foreign Currency Loan, its character as a Loan in a particular currency bearing interest at a rate based on the Eurocurrency Rate or on the Foreign Overnight Rate.

         "US Dollar Eurocurrency Rate Loans" means Committed Loans which are Eurocurrency Rate Loans and are denominated in US Dollars.

         "US Dollars" or "US$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans and Bid Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of Foreign Currency Loans, then constitutes of (ii) the Total Outstandings; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, or participations in Foreign Currency Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be -0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, as the case may be.

         1.02     OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i)      The words "herein" and "hereunder" and words of
similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. ALL ACCOUNTING TERMS NOT SPECIFICALLY OR COMPLETELY DEFINED HEREIN SHALL BE CONSTRUED IN CONFORMITY WITH, AND ALL FINANCIAL DATA REQUIRED TO BE SUBMITTED PURSUANT TO THIS AGREEMENT SHALL BE PREPARED IN CONFORMITY WITH, GAAP APPLIED ON A CONSISTENT BASIS, AS IN EFFECT FROM TIME TO TIME, APPLIED IN A MANNER CONSISTENT WITH THAT USED IN PREPARING THE AUDITED FINANCIAL STATEMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PRESCRIBED HEREIN.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 EURO. In the event that pursuant to Section 10.18 hereof any amount is borrowed and repaid in the Euro rather than any particular Applicable Currency, then references to such Applicable Currency and all definitions related to or derived from a reference to such Applicable Currency shall be deemed to be, or be related to or derived from, references to the Euro, in the sole discretion of the applicable Lender, and shall be deemed modified to the extent necessary to effect the intent of this Agreement with respect to borrowings in such Applicable Currency.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01     COMMITTED LOANS.

         Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to Anixter from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the aggregate Outstanding Amount of all Loans shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Loans, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Anixter may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section
2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon Anixter's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans, and (ii) on the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Anixter. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of US$5,000,000 or a whole multiple of US$1,000,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of US$500,000 or a whole multiple of US$100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Anixter is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Anixter fails to specify a Type of Committed Loan in a Committed Loan Notice or if Anixter fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If Anixter requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate

Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Anixter the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to Anixter in like funds as received by the Administrative Agent either by (i) crediting the account of Anixter on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by Anixter.

         (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify Anixter and the Lenders of the interest rate applicable to any Eurocurrency Rate Committed Loan upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify Anixter and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03     BID LOANS.

         (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that Anixter may from time to time request the Lenders to submit offers to make loans (each such loan, a "Bid Loan") to Anixter prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, the aggregate Outstanding Amount of all Loans (including Bid Loans) shall not exceed the Aggregate Commitments. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.

         (b) Requesting Competitive Bids. Anixter may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon, New York time, (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be US$10,000,000 or a whole multiple of US$1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of Anixter. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, Anixter may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

         (c)      Submitting Competitive Bids.

                  (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from Anixter and the contents of such Bid Request.

                  (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 9:30 a.m., New York time, (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 9:15 a.m., New York time, on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be US$5,000,000 or in a whole multiple of US$1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurocurrency Rate Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Rate Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

                  (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected

         Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in a Lender's Competitive Bid.

                  (iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

         (d) Notice to Anixter of Competitive Bids. Not later than 10:00 a.m., New York time, (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Margin Bid Loans, the Administrative Agent shall notify Anixter of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

         (e) Acceptance of Competitive Bids. Not later than 10:30 a.m., New York time, (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Rate Margin Bid Loans, Anixter shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). Anixter shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. Anixter may accept any Competitive Bid in whole or in part; provided that:

                  (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

                  (ii) the principal amount of each Bid Loan must be US$10,000,000 or in a whole multiple of US$1,000,000 in excess thereof;

                  (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

                  (iv)     Anixter may not accept any offer that is described in
         Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

         (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by Anixter, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, at such Absolute Rate or Eurocurrency Bid Margin, without regard to the requirements of Section 2.03(e)(ii).

         (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by Anixter by the applicable time specified in Section 2.03(e) shall be deemed rejected.

         (h) Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify Anixter and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.

         (i) Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by Anixter shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to Anixter in like funds as received by the Administrative Agent.

         (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

         2.04 FOREIGN CURRENCY LOAN COMMITMENT. Subject to the terms and conditions of this Agreement, each Foreign Currency Lender agrees to make loans (each a "Foreign Currency Loan" and collectively the "Foreign Currency Loans") in Available Foreign Currencies to the Borrowing Subsidiaries during the period from the Closing Date to the Maturity Date in a Dollar Equivalent amount at any time outstanding not to exceed the Aggregate Foreign Currency Commitments; provided that (i) the Total Outstandings shall not at any time exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of all Foreign Currency Loans of any Foreign Currency Lender shall not at any time exceed the Foreign Currency Commitment of such Foreign Currency Lender. Subject to the terms and conditions hereof, each Borrowing Subsidiary may borrow under this
Section 2.03, prepay under Section 2.07 and reborrow under this Section 2.03 from time to time.

         2.05     PROCEDURE FOR FOREIGN CURRENCY BORROWINGS.

         (a) Each Foreign Currency Borrowing and each continuation of Foreign Currency Loans for a new Interest Period shall be made upon the applicable Borrowing Subsidiary's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, four Business Days prior to the requested date of any Foreign Currency Borrowing of, or

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

continuation of Foreign Currency Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Foreign Currency Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrowing Subsidiary. Each Foreign Currency Borrowing of, or continuation of Foreign Currency Loans shall be in a principal amount of the applicable Minimum Tranche. Each Foreign Currency Loan Notice (whether telephonic or written) shall specify (i) whether such Borrowing Subsidiary is requesting a Foreign Currency Borrowing or a continuation of Foreign Currency Loans for a new Interest Period, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and Available Foreign Currency of Foreign Currency Loans to be borrowed or continued, and (iv) the duration of the Interest Period with respect thereto. If such Borrowing Subsidiary fails to specify a new Interest Period in a Committed Loan Notice, then the applicable Foreign Currency Loans shall be continued for a new Interest Period of one month's duration.

         (b) Following receipt of a Foreign Currency Loan Notice, the Administrative Agent shall promptly notify each Foreign Currency Lender of its Foreign Currency Pro Rata Share of the applicable Foreign Currency Loans. In the case of a Foreign Currency Borrowing, each Foreign Currency Lender shall make the amount of its Foreign Currency Loan available to the Administrative Agent in immediately available funds at the applicable office of the Administrative Agent specified for such Foreign Currency on Schedule 10.02 not later than 1:00 p.m., local time of such office, on the Business Day specified in the applicable Foreign Currency Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrowing Subsidiary in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrowing Subsidiary on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrowing Subsidiary.

         (c) During the existence of a Default or Event of Default, the Required Lenders may demand that any or all of the then outstanding Foreign Currency Loans be converted immediately to Loans bearing interest at the applicable Foreign Overnight Rate.

         (d) The Administrative Agent shall promptly notify Anixter and the Lenders of the interest rate applicable to any Foreign Currency Loan upon determination of such interest rate. The determination of the Eurocurrency Rate and Foreign Overnight Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Foreign Currency Borrowings, and all continuations of Foreign Currency Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Foreign Currency Loans.

         2.06     PARTICIPATIONS IN FOREIGN CURRENCY LOANS.

         (a) Each Lender agrees that it shall at all times have participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received a Foreign Currency Participation Funding Notice, to fund (or to cause an Affiliate to fund) its participation in, each outstanding Foreign Currency Loan in an amount equal to its Pro Rata Share of the amount of such Foreign Currency Loan.

         (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Foreign Currency Participation Funding Notice. Promptly (and in any event within three Business Days) upon receipt of such Notice, each Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the Foreign Currency Lenders an amount in the applicable currencies and in Same Day Funds equal to its Pro Rata Share of all outstanding Foreign Currency Loans. If any Lender so notified fails to make available to the Administrative Agent for the account of the Foreign Currency Lenders the full amount of such Lender's participations in all Foreign Currency Loans by the date which is three Business Days after its receipt of such notice from the Administrative Agent, then interest shall accrue on such Lender's obligations to fund such participations, from such date to the date such Lender pays such obligations in full, at a rate per annum equal to the Foreign Overnight Rate in effect from time to time during such period.

         (c) From and after the date on which a Foreign Currency Lender has delivered to the Administrative Agent a Foreign Currency Participation Funding Notice, all funds received by the Foreign Currency Lenders in payment of the Foreign Currency Loans, interest accrued thereon and other amounts payable in respect thereof shall be delivered by each Foreign Currency Lender to the Administrative Agent, in the same funds as those received by such Foreign Currency Lender, to be distributed to all Lenders in accordance with their Pro Rata Shares (i.e., giving effect to the funding of participations pursuant to this Section 2.06), except that (i) the Pro Rata Share of such funds of any Lender that has not funded its participations as provided herein shall be retained by such Foreign Currency Lender, and (ii) interest accrued on any portion of any Foreign Currency Loan prior to the Lenders' funding of their respective participations therein shall be retained by such Foreign Currency Lender.

         (d) If the Administrative Agent or any Foreign Currency Lender is required at any time to return to a Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by such Borrower to the Administrative Agent or such Foreign Currency Lender in respect of any Foreign Currency Loan or any interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Foreign Currency Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or such Foreign Currency Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent, at a rate per annum equal to the Foreign Overnight Rate from time to time in effect.

         (e) The Required Lenders, the Foreign Currency Lenders and the Administrative Agent may agree on any other reasonable method (such as making assignments of Foreign Currency Loans) for sharing the risks of Foreign Currency Loans ratably among all Lenders according to their Pro Rata Shares so long as such method does not materially disadvantage any Lender.

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

         2.07     PREPAYMENTS.

         (a) Anixter may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans shall be in a principal amount of US$5,000,000 or a whole multiple of US$1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of US$1,000,000 or a whole multiple of US$500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by Anixter, Anixter shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) No Bid Loan may be prepaid without the prior consent of the applicable Lender. The Borrowing Subsidiaries may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Foreign Currency Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, four Business Days prior to any date of prepayment of Foreign Currency Loans; and (ii) any prepayment of Foreign Currency Loans shall be in a principal amount of the applicable Minimum Tranche. Each such notice shall specify the date and amount of such prepayment and the Foreign Currency Loans to be prepaid. The Administrative Agent will promptly notify each Foreign Currency Lender of its receipt of each such notice, and of such Foreign Currency Lender's Foreign Currency Pro Rata Share of such prepayment. If such notice is given by a Borrowing Subsidiary, such Borrowing Subsidiary shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Foreign Currency Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Foreign Currency Loans of the Foreign Currency Lenders in accordance with their respective Foreign Currency Pro Rata Shares.

         (c) If for any reason the Outstanding Amount of all Loans at any time exceeds the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.

         2.08 REDUCTION OR TERMINATION OF COMMITMENTS. Anixter may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of US$1,000,000 or any whole multiple of

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

US$500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.09     REPAYMENT OF LOANS.

         (a) Anixter shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) Anixter shall repay each Bid Loan on the last day of the Interest Period in respect thereof. Each Borrowing Subsidiary shall repay to the Foreign Currency Lenders on the Maturity Date the aggregate principal amount of Foreign Currency Loans of such Borrower outstanding on such date.

         2.10     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurocurrency Rate for such Interest Period plus (B) the Applicable Margin.

         (b) While any Event of Default exists or after acceleration, the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.11     FEES.

         (a) Facility Fee. Anixter shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Margin

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

times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Arrangement and Agency Fees. (i) Anixter shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated July 26, 2000 (the "Agent/Arranger Fee Letter"), among Anixter, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

                  (ii) In addition, Anixter shall pay to the Administrative Agent for its own account an administration fee of US$3,000 for each Bid Request submitted to the Administrative Agent (whether or not any bids are submitted or accepted), which fee shall be due and payable on the date such Bid Request is submitted.

         (c) Upfront Fee. Anixter shall pay to the Administrative Agent for the account of each Lender on the Closing Date an upfront fee equal to the amount provided for such Lender in its Allocation Notice. Such fee shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         2.12 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans computed based on Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of interest on Foreign Currency Loans in British Pounds Sterling shall be calculated on the basis of a year of 365 days, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.13 EVIDENCE OF DEBT. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any

Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note and/or a Competitive Bid Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         2.14     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (d) Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan, Bid Loan or Foreign Currency Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         Upon any Lender failing to make such payment required to be made by such Lender under this Agreement, Anixter may remove or replace such Lender in accordance with Section 10.16.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Foreign Currency Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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

         2.15 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans of any Class made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans of such Class made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Class of Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.16 BORROWING SUBSIDIARIES. (a) Anixter may designate any Foreign Subsidiary as a Borrowing Subsidiary with the consent of the Administrative Agent. Upon the receipt and execution by the Administrative Agent of a Borrowing Subsidiary Agreement in the form of Exhibit C-1 executed by such Subsidiary and Anixter, such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement.

         (b) The obligation of each Foreign Currency Lender to make a Foreign Currency Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the condition that the Administrative Agent shall have received the following:

                  (i) a Foreign Currency Loan Note payable to each Foreign Currency Lender signed by such Borrowing Subsidiary;

                  (ii) all documents as shall reasonably demonstrate the existence of such Borrowing Subsidiary, the corporate power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and the other Loan Documents and any other matters relevant hereto (including an opinion of counsel), all in form and substance satisfactory to the Administrative Agent; and

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

                  (iii) any governmental and third party approvals necessary or advisable in connection with the execution, delivery and performance of this Agreement by such Borrowing Subsidiary.

         (c) Any Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans shall be outstanding to such Subsidiary and such Subsidiary and Anixter shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination in the form of Exhibit C-2. Upon a Borrowing Subsidiary's liquidation, dissolution or disposal of to a person other than Anixter or any Subsidiary, all Loans outstanding to any Borrowing Subsidiary shall be due and payable and such Subsidiary shall no longer be entitled to obtain any extensions of credit hereunder.

         2.17 CURRENCY EXCHANGE FLUCTUATIONS. If on any Computation Date the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of the Total Outstandings exceeds the Aggregate Commitments due to a change in applicable rates of exchange between US Dollars, on the one hand, and any Applicable Currency, on the other hand by an amount equal to or in excess of US$1,000,000, then the Administrative Agent shall give notice to Anixter that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Outstandings will not exceed the Aggregate Commitments.

         2.18     PARTICIPATION OBLIGATIONS UNCONDITIONAL.

         (a) Each Lender's obligation to purchase participation interests in Foreign Currency Loans pursuant to Section 2.06 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default, a Default or a Material Adverse Effect; (c) any breach of this Agreement by any Borrower or any other Lender; (d) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Foreign Currency Loan is to be refunded or any participation interest in any Loan is to be purchased; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (b) Notwithstanding the provisions of subsection (a) above, no Lender shall be required to purchase a participation interest in a Foreign Currency Loan pursuant to Section 2.06 if, at least two Business Days prior to the making of such Foreign Currency Loan, the Administrative Agent and the Foreign Lenders received written notice from such Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Loan were not satisfied (and detailing its basis for such good faith belief) and, in fact, such conditions precedent to the making of such Loan were not satisfied at the time of the making of such Loan; provided that the obligation of such Lender to make such Loan and/or to purchase such participation interest shall be reinstated upon the earlier of (i) the date on which such Lender notifies the Administrative Agent that its prior notice has been withdrawn or (ii) the date on which all conditions precedent to the making of such Foreign Currency Loan have been satisfied (or waived by the Required Lenders or all Lenders, as applicable).

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

                                   ARTICLE III
                         YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, such Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Each Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor. With respect to such deduction or withholding for or on account of Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, each Borrower shall promptly (and in any event not later than 30 days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by any Borrower pursuant to this Section 3.01, it shall promptly notify Anixter of such refund and shall, within 30 days after receipt of a request by Anixter (or promptly upon receipt, if Anixter has requested application for such refund pursuant hereto), repay such refund to the applicable Borrower (to the extent of amounts that have been paid by such Borrower under this Section 3.01 with respect to such refund and to the extent such refund has been received by such Lender or the Administrative Agent), net of all out-of-pocket expenses of such Lender and without interest (except to the extent such refund includes any interest); provided that the applicable Borrower, upon the request of such Lender or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent if such Lender or the Administrative Agent is required to repay such refund. Nothing contained in this clause (d) shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, US Dollars in the applicable offshore US Dollar market, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to Anixter through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and Anixter that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent determines (or in the case of clause (c) below, the Required Lenders determine) in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) US Dollar deposits are not being offered to banks in the applicable offshore US Dollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for such Eurocurrency Rate Loan, or (c) the

Eurocurrency Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Required Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify Anixter and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining applicable Loans, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection
(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) Each Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurocurrency Rate Loan to such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

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

         (d) Concurrently with each payment of interest on any Eurocurrency Rate Loan, the applicable Borrower shall pay each Lender the Associated Costs referred to in Schedule 1.01, as applicable.

         3.05 FUNDING LOSSES. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan of such Borrower other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

         (c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 10.16.

Such compensation shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (which in the case of a Eurocurency Rate Loan will be assumed to be the Eurocurrency Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. The Borrowers shall pay each Lender the amount shown as due on any certificate delivered by such Lender claiming such compensation within ten (10) Business Days after the Borrowers' receipt of the same. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Committed Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore US Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Committed Loan was in fact so funded.

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Such certificate shall provide in reasonable detail the amount payable and the calculations used to determine such amount. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

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

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or Section 3.04, Anixter may remove or replace such Lender in accordance with Section 10.16.

         (c)      Any Lender claiming any additional amounts payable pursuant to
Section 3.01 or Section 3.04, or exercising its rights under Section 3.02, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by Anixter or to change the jurisdiction of its Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         (d) If any Lender fails to notify Anixter and the Administrative Agent within 120 days of its actual knowledge of any such additional amount payable by a Borrower pursuant to Section 3.01 or 3.04(a) or (b) (the "Notice Date"), the Borrowers shall not be obligated to pay such additional amounts accruing during the period from the Notice Date until the date of delivery of such notice, provided, further, that the failure to give such notice shall not affect any Borrower's obligation to pay such additional amounts accrued prior to the Notice Date or after delivery of such notice.

         3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

                  (ii) Committed Loan Notes executed by the Borrowers in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

                  (iii) Bid Loan Notes executed by Anixter in favor of each Lender requesting such a Note, each in the principal amount of the Aggregate Commitments;

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

                  (iv) Foreign Currency Loan Notes executed by the Borrowers in favor of each Foreign Currency Lender requesting such a Note, each in the principal amount of the Aggregate Foreign Currency Commitments;

                  (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party and authorizing the execution, delivery and performance by such Loan Party of the Loan Documents to which such Loan Party is a party;

                  (vi) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of formation (to the extent applicable in such jurisdiction), including certified copies of each Loan Party's Organization Documents and certificate of good standing (if applicable) and tax clearance certificates;

                  (vii) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and (C) the current Debt Ratings;

                  (viii) an opinion of counsel to each Loan Party substantially in the form of Exhibit H;

                  (ix) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all outstanding obligations thereunder have been paid or are being paid in full; and

                  (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Committed Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrowers contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

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

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Committed Loans as the same Type) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 ORGANIZATION; CORPORATE POWERS. AXE, Anixter and each Subsidiary of Anixter (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify has not had or could not reasonably be expected to have a Material Adverse Effect, and
(iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

         5.02     AUTHORITY.

         (a) AXE, Anixter and each Subsidiary of Anixter party to any of the Transaction Documents has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents executed by it, or to be executed by it.

         (b) The execution, delivery and performance (or filing or recording, as the case may be) of each of the Transaction Documents to which its party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of AXE, Anixter and each Subsidiary of Anixter party thereto and no other corporate proceedings on the part of any such Person are necessary to consummate such transactions.

         (c) Each of the Transaction Documents to which it is a party has been duly executed and delivered (or filed or recorded, as the case may be) by AXE, Anixter and each Subsidiary of Anixter party thereto, constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except as enforceabiltiy may be limited by applicable bankruptcy,

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

insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles), and is in full force and effect (unless terminated in accordance with the terms thereof).

         5.03 SUBSIDIARIES. Anixter has no Subsidiaries other than those described in Schedule 5.03 and those, if any, which are permitted by Section
7.03 to be created after the Closing Date.

         5.04 NO CONFLICT. The execution, delivery and performance of each Transaction Document to which it is party by AXE, Anixter and each Subsidiary of Anixter and each of the transactions contemplated thereby, do not and will not
(i) conflict with any Contractual Obligation of any such Person, any liability resulting from which would have or could be reasonably expected to have a Material Adverse Effect, or (ii) conflict with or violate such Person's certificate or articles of incorporation or by-laws or similar charter and constituting documents, or (iii) except as set forth on Schedule 5.04, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Person, or require termination of any Contractual Obligation of any such Person, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any such Person (other than Liens permitted pursuant to Section 7.02(b)), or (v) require any approval of stockholders of any such Person, unless such approval has been obtained.

         5.05 GOVERNMENTAL CONSENTS. The execution, delivery and performance of each Transaction Document to which it is a party by AXE, Anixter and each Subsidiary of Anixter, and the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority, except filings, consents or notices which have been made, obtained or given and are in full force and effect.

         5.06 GOVERNMENTAL REGULATION. Neither AXE nor Anixter nor any of Anixter's Subsidiaries is subject to regulation under the Public Utility Holdings Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other statute or regulation of any Governmental Authority such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby or by the other Transaction Documents is materially impaired.

         5.07     FINANCIAL POSITION.

         (a) As of the Closing Date, all quarterly and annual financial statements of Anixter or of Anixter and any of its Subsidiaries delivered to the Administrative Agent and the Lenders (including the Audited Financial Statements) were prepared in conformity with GAAP (except as otherwise noted therein) and fairly present the financial position of Anixter or the consolidated financial position of Anixter and such Subsidiaries, as the case may be, as at the respective dates thereof and the results of operations and changes in cash flows for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements to changes resulting from audit and normal year-end adjustments.

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

         (b) All quarterly and annual financial statements of Anixter or of Anixter and any of its Subsidiaries delivered to the Administrative Agent on or prior to the date this representation is made or deemed made were prepared in conformity with GAAP (except as otherwise noted there) and fairly present the financial position of Anixter or the consolidated financial position of Anixter and such Subsidiaries, as the case may be as at the respective dates thereof and the results of operations and changes in cash flows for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments.

         5.08     LITIGATION; ADVERSE EFFECTS.

         (a) Except as set forth in Schedule 5.08 there is no action, suit, proceeding, investigation of any Governmental Authority or arbitration at law or in equity, or before or by any Governmental Authority, pending, or, to the best knowledge of such Borrower, threatened against AXE, Anixter or any Subsidiary of Anixter or any Property of any of them, which could be reasonably expected to result in any Material Adverse Effect.

         (b) Neither AXE nor Anixter nor any Subsidiary of Anixter is (A) in violation of any applicable law which violation has or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, decree, order, rule or regulation of any court or Governmental Authority which has or could reasonably be expected to have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of such Borrower, threatened against or affecting AXE, Anixter or any Subsidiary of Anixter which challenges the validity or the enforceability of any of the Transaction Documents.

         5.09 NO MATERIAL ADVERSE CHANGE. With respect to each of AXE, Anixter and Anixter and its Subsidiaries taken as a whole, there has occurred no event since December 31, 1999 which has or could reasonably be expected to have a Material Adverse Effect.

         5.10 PAYMENT OF TAXES. All United States Federal income and other material tax returns and reports of each Borrower and each Borrower's Subsidiaries required to be filed (including extensions) have been timely filed and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon their respective properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable, except (i) taxes being contested in good faith by appropriate proceedings and that are reserved against in accordance with GAAP, (ii) taxes which are not yet delinquent, (iii) taxes which are payable in installments so long as paid before any penalty accrues with respect thereto and (iv) other taxes, assessments, fees and other charges or Governmental Authorities which do not exceed US$250,000 in the aggregate. Except as set forth in clauses (i) through (iv) above, such Borrower has no knowledge of any proposed tax assessment against Anixter or any of Anixter's Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.11 PERFORMANCE. Neither AXE nor Anixter nor any Subsidiary of Anixter is in default in the performance, observance or fulfilment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it the effect of which could reasonably be expected to have a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation, except where the consequences, direct or indirect, of such default or defaults, if any, would not have and could not reasonably be expected to have a Material Adverse Effect.

         5.12 SECURITIES ACTIVITIES. Neither AXE nor Anixter nor any of Anixter's Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and none will use, directly or indirectly, the proceeds of any Loan to purchase or carry Margin Stock.

         5.13 DISCLOSURE. Subject to changes in facts or conditions which are required or permitted under this Agreement, the representations and warranties of AXE, each Borrower and each Subsidiary of each Borrower contained in the Transaction Documents, and all certificates and other documents delivered to the Administrative Agent in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         5.14 REQUIREMENTS OF LAW. Each of AXE, Anixter and each Subsidiary of Anixter is in compliance with all Requirements of Law (including, without limitation, the Securities Act and the Securities Exchange Act, the applicable rules and regulations thereunder, and state securities laws) applicable to it and its business, where the failure to so comply would have or could be reasonably expected to have a Material Adverse Effect.

         5.15 PATENTS, TRADEMARKS, PERMITS, ETC. Anixter and each Subsidiary of Anixter owns, is licensed or otherwise has the lawful right to use, or has all permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole. The use of such permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes by each Borrower or any such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have or could not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes by Anixter or any such Subsidiary in any manner which has or could reasonably be expected to have a Material Adverse Effect.

         5.16 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 5.16 and except to the extent that a failure of any of the following representations to be true could not be reasonably expected to have a Material Adverse Effect,
(i) each of the operations of AXE, Anixter and its Subsidiaries comply in all respects with all applicable environmental, health and safety Requirements of Law; (ii) each of AXE, Anixter and its Subsidiaries has obtained all environmental, health and safety Permits necessary for its operations, all such Permits are in good standing and AXE, Anixter and its Subsidiaries are in compliance with all terms and conditions of such Permits; and (iii) (A) neither AXE, Anixter nor any Subsidiary of Anixter, nor any of their present Property or operations and (B) none of AXE's, Anixter's or its Subsidiaries' previously-owned Property or past operations is subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment.

         5.17 EMPLOYEE BENEFIT MATTERS. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used by the Plans to determine benefit obligations on an ongoing basis) does not exceed the fair market value of all assets of such Plans. As of each date that this representation is made or deemed made, the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used by the Plans to determine benefit obligations on an ongoing basis) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$5,000,000 the fair market value of all of the assets of all such underfunded Plans.

         5.18 SOLVENCY. Each Loan Party is Solvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents and the payment and accrual of all Transaction Costs with respect to any of the foregoing.

         5.19 ASSETS AND PROPERTIES. AXE, Anixter and each Subsidiary of Anixter has good title to all of the assets (tangible and intangible) owned by it, except for imperfections of title (including Liens to the extent permitted under Section 7.02(b)) which in the aggregate could not reasonably be expected to have a Material Adverse Effect, and all such assets are free and clear of all Liens, except as otherwise specifically permitted by the terms and provisions of this Agreement and the other Loan Documents. Substantially all of the assets and properties owned by, leased to or used by each Borrower or any Domestic Subsidiary of Anixter are in good repair, working order and condition, excepting ordinary wear and tear and are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         5.20     JOINT VENTURE; PARTNERSHIP. Except as set forth in Schedule
5.20 or as otherwise permitted in this Agreement, neither AXE nor Anixter nor any Subsidiary of Anixter is engaged in any partnership or material joint venture with any other Person.

         5.21     NO DEFAULT. No Default or Event of Default exists.

         5.22 RESTRICTED PAYMENTS. On or after the Closing Date, neither Anixter nor any Subsidiary of Anixter has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Payment or agreed to do so, except to the extent permitted pursuant to Section 7.05.

         5.23 SUBSEQUENT FUNDING REPRESENTATIONS AND WARRANTIES. To induce each Lender and the Administrative Agent to enter into this Agreement and to make the Loans, each Borrower represents and warrants to each Lender and the Administrative Agent that the

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

statements set forth in the preceding Sections of this Article V (except to the extent that such statements expressly are made only as of the Closing Date), are true, correct and complete in all material respects on and as of the date of each Borrowing after the Closing Date, except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are expressly required or permitted under this Agreement.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied,

         6.01 FINANCIAL STATEMENTS. Each Borrower shall, and shall cause each of its material Subsidiaries to, maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of financial statements in conformity with GAAP and, if required by the terms of this Agreement, in conformity with Agreement Accounting Principles, and each of the financial statements described below shall be prepared from such system and records. Anixter shall deliver or cause to be delivered to the Administrative Agent and each Lender:

         (a) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each of Anixter's Fiscal Quarters, on a consolidated basis for the Consolidated Group, each of the following:

                  (i) a balance sheet as of the end of such Fiscal Quarter and as of the end of the previous Fiscal Year; and

                  (ii) an income statement and a cash flow statement of such Fiscal Quarter and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form and in reasonable detail the figures for the corresponding periods of the previous Fiscal Year;

all prepared by Anixter, together with a certification by one of Anixter's Financial Officers that they fairly represent the financial condition of the Persons covered thereby as at the dates indicated in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

         (b) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year on a consolidated basis for the Consolidated Group, annual financial statements consisting of a balance sheet, income statement and cash flow statement, setting forth in comparative form in each case the consolidated figures for the previous Fiscal Year all in reasonable detail, and accompanied by an opinion (unqualified as to scope or going concern and which is not adverse) thereon of Ernst & Young LLP or other firm of independent certified public accountants of recognized national standing regularly retained by Anixter and acceptable to the Administrative Agent, which report shall state that such financial statements present fairly the financial position of the Persons covered thereby as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP

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

applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that such firm's audit has been conducted in accordance with generally accepted auditing standards.

         (c) Budget and Business Plan. Promptly upon completion, but in any event not later than seventy-five (75) days after the end of each Fiscal Year, on a consolidated basis for the Consolidated Group, a copy of the operating budget and projections by Anixter of the income statement, balance sheet and cash flow of the Consolidated Group, taken as a whole, for the next succeeding Fiscal Year of Anixter, all in form customarily prepared by Anixter's management, such operating budget and projected financial statements to be accompanied by a certificate of one of Anixter's Financial Officers to the effect that such operating budget and projected financial statements have been prepared on the basis believed by Anixter to be reasonable.

         (d) Compliance Certificate; MD&A. Together with each delivery of the financial statements pursuant to subsections (a) and (b) above, (i) an Officers' Certificate of Anixter stating that the signers have reviewed the terms of this Agreement and the Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Anixter and its Subsidiaries, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence, as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Anixter has taken, is taking and proposes to take with respect thereto; (ii) a Compliance Certificate
(A) demonstrating in reasonable detail compliance during and at the end of such accounting periods with the provisions set forth in Sections 7.05, and 7.15 through 7.19 and (B) reporting the Debt Ratings and based upon its calculations the Applicable Margin; and (iii) a written discussion and analysis by the management of Anixter of such financial statements.

         (e) Accountant's Compliance Certificate. Simultaneously with the delivery of the financial statements referred to in subsection (b) above, a statement of the firm of independent certified public accountants which reported on such financial statements whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default or Default.

         (f) Report of Material Events. Promptly upon Anixter obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Default, (B) of any condition or event which constitutes an event of default or which, with the giving of notice or lapse of time or both, would constitute an event of default under the Subordinated LYONs Note, the Senior Notes, the Senior
Note Indenture or the Subordination Agreement, (C) of any condition or event which is required to be disclosed in a current report filed by Anixter with the Commission on Form 8-K, or (D) of any condition or event which has or could reasonably be expected to have a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event and what action Anixter has taken, is taking and proposes to take with respect thereto.

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

         (g) Notice of Claims and Proceedings. (i) Promptly after learning thereof, notice of the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Anixter or any Subsidiary of Anixter involving claims in excess of US$10,000,000 except where the same is fully covered (other than any applicable co-insurance or deductible) by insurance (other than insurance in the nature of retro-premium insurance or other self insurance programs); and (ii) promptly upon learning thereof, notice of any investigation or proceeding before or by any Governmental Authority, the effect of which might limit, prohibit or restrict materially the manner in which Anixter or any Subsidiary of Anixter currently conducts its business or to declare any substance contained in the products manufactured or distributed by it to be dangerous, if such investigation or proceeding has or could reasonably be expected to have a Material Adverse Effect.

         (h) ERISA Matters. Prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect, such written notice to describe such ERISA Event or Events and the action, if any, which Anixter or such ERISA Affiliate has taken, is taking and proposes to take with respect thereto.

         (i) Publicly Distributed Information. On a timely basis, copies of all financial statements, reports and notices, if any, sent or made available generally by AXE or Anixter to the holders of its publicly-held securities, if any, or filed with the Commission, and of all press releases made available generally by AXE or Anixter to the public, if any, concerning material developments in the business of AXE, Anixter or any of Anixter's Subsidiaries.

         (j) Notices regarding the Senior Note Indenture. (i) A copy of each notice or other written communication delivered by or on behalf of Anixter to any holder of Senior Notes or to the trustee under the Senior Note Indenture, such delivery to be made at the same time and by the same means as such notice or other written communication is delivered to such Person, (ii) a copy of each notice or other written communication is received by Anixter from the holders of or trustee for the Senior Notes, such delivery to be made promptly after such notice or other written communication is received by Anixter and (iii) notice of any material amendment or modification of, or supplement to, the Senior Note Indenture, including, without limitation, any supplement governing the issuance of any additional notes under the Senior Note Indenture.

         (k) Debt Ratings. Promptly after learning thereof, (i) notice of the initial establishment of any of the Debt Ratings for Anixter and thereafter any change therein and (ii) a copy of each notice or other written communication received by Anixter from S&P, Moody's, Fitch or any other nationally recognized rating agency relating to any of the Debt Ratings.

         (l) Other Information. Such other information respecting the financial condition of Anixter or any Subsidiary of Anixter, or their respective business, operations, assets, performance or prospects, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request, including, without limitation, financial projections, business plans and any information such Person's accountants may have prepared with respect to such Person's financial condition, its business, operations, assets, performance and prospects. The Administrative Agent and the Lenders shall treat any non-public information so obtained as confidential in accordance with Section 10.08 hereof.

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

         6.02 ENVIRONMENTAL NOTICES. Anixter shall notify the Administrative Agent and each Lender in writing, promptly upon Anixter's learning thereof, of any of the following which, in each case or together, could reasonably be expected to result in a Material Adverse Effect:

         (a) notice that any Property of Anixter or any Subsidiary of Anixter is subject to an Environmental Lien; or

         (b) notice to Anixter or any Subsidiary of Anixter or awareness by Anixter or any Subsidiary of Anixter of a condition which could reasonably be expected to result in (1) a notice of violation of any environmental health or safety Requirement of Law or (2) any Liabilities and Costs with respect to any Release or threatened Release of any Contaminant into the environment.

         6.03 CORPORATE EXISTENCE, ETC. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, at all times, maintain its corporate existence and preserve and keep in full force and effect its rights and franchises, except as otherwise expressly permitted in Section 7.08 and except with respect to any Subsidiary which has no material assets or liabilities. Anixter shall promptly provide the Administrative Agent and each of the Lenders with a complete list of its Subsidiaries upon the occurrence of any change in the list set forth on Schedule 5.03 hereto with respect to Subsidiaries having assets in excess of US$1,000,000 individually or US$5,000,000 in the aggregate.

         6.04 CORPORATE POWERS, ETC. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except in those jurisdictions where the failure to so qualify does not have or could not reasonably be expected to have a Material Adverse Effect.

         6.05 COMPLIANCE WITH LAWS. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, comply with all Requirements of Law, and all material contractual obligations affecting it or its business, properties, assets or operations, except where the failure so to comply does not have or could not reasonably be expected to have a Material Adverse Effect.

         6.06 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, pay (a) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

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

         6.07 MAINTENANCE OF PROPERTIES; INSURANCE. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage, due to casualty or condemnation, all Property material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower shall, and Anixter shall cause each of its Subsidiaries to, maintain with financially sound insurance companies, the insurance policies and programs, including, self-insurance retention levels, listed on Schedule 6.07 hereto (or substantially similar programs or policies and amounts or other programs, policies and amounts acceptable to the Required Lenders) insuring all Property and other assets material to the operations of Anixter and its Subsidiaries against loss or damage by fire, theft, burglary, pilferage and loss in transit and business interruption, together with such other hazards as are reasonably consistent with prudent industry practice, and maintain product and other liability insurance consistent with prudent industry practice with financially sound insurance companies licensed to do business in the states where such Property is located. Not later than sixty (60) days after the renewal, replacement or material modification of any policy or program, Anixter shall deliver or cause to be delivered to the Administrative Agent (in sufficient quantity for each of the Lenders, which the Administrative Agent shall promptly distribute to each Lender) a detailed schedule setting forth for each such policy or program: (a) the amount of such policy, (b) the risks insured against by such policy, (c) the name of the insurer and each insured party under such policy, and (d) the policy number of such policy.

         6.08 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Each Borrower shall permit, and Anixter shall cause each of its Subsidiaries to permit, any authorized representative(s) designated by any Lender or the Administrative Agent to visit and inspect any of its properties, including financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees, representatives, agents or independent certified public accountants, all upon reasonable notice and at such reasonable time and as often as may be reasonably requested. Each such visitation and inspection made by or on behalf of the Administrative Agent shall be at the Borrowers' expense. Any visitation and inspection made by or on behalf any Lender shall be at such Lender's expense.

         6.09 MAINTENANCE OF PERMITS. Each Borrower shall obtain and maintain, and Anixter shall cause each of its Subsidiaries to obtain and maintain, in full force and effect all licenses, franchises, Permits or other rights necessary for the operation of its business, except where the failure to obtain or maintain such licenses, franchises, Permits or rights does not have and could not reasonably be expected to have a Material Adverse Effect.

         6.10 EMPLOYEE BENEFIT MATTERS. Each Borrower shall establish, maintain and operate, and Anixter shall cause each of its Subsidiaries to establish, maintain and operate, all Plans in all material respects in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, and the regulations and interpretations thereunder, and the respective requirements of the governing documents for such Plans. Each Borrower shall, and Anixter shall cause each of its Subsidiaries and other ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plans.

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

         6.11 ADDITIONAL GUARANTORS. Upon the request of the Administrative Agent and/or the Required Lenders, Anixter will promptly cause each material Subsidiary that shall not then be a Guarantor under the Guaranty (other than (a) any Foreign Subsidiary (except as provided below), (b) any Receivables Securitization SPV or (c) any Subsidiary with no significant assets or operations) to execute and deliver to the Administrative Agent: an instrument satisfactory in form and substance to the Administrative Agent under which it shall undertake the obligations of a Guarantor, together with such evidence as the Administrative Agent may reasonably request as to the corporate power and authority of such Subsidiary to execute the foregoing instrument and perform its obligations thereunder. Notwithstanding the foregoing, if at any time the Administrative Agent, in its reasonable judgment, determines that the assets or operations of Anixter Puerto Rico, Inc., Anixter Philippines Inc., Anixter Thailand Inc. or Anixter Venezuela Inc. have become material, such Subsidiary shall execute and deliver the aforementioned documents to the Administrative Agent.

         6.12 USE OF PROCEEDS. The proceeds of the Loans may be used for working capital, capital expenditures and other corporate purposes and to refinance Indebtedness under the Existing Credit Facility.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied:

         7.01 INDEBTEDNESS. No Borrower shall, and Anixter shall not permit any member of the Consolidated Group to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i) the Obligations and the "Obligations" as defined in the 364-Day Credit Agreement;

                  (ii)     the Existing Indebtedness;

                  (iii) the Senior Notes in an aggregate principal amount not to exceed US$100,000,000;

                  (iv) Indebtedness in respect of Accommodation Obligations permitted by Section 7.04;

                  (v) Indebtedness of any Subsidiary to Anixter or any other Subsidiary;

                  (vi)     Indebtedness of Anixter to any Subsidiary;

                  (vii) other unsecured Indebtedness of Anixter and its Subsidiaries, including without limitation subordinated indebtedness, which does not exceed in the aggregate US$375,000,000 at any one time outstanding.

                  (viii)   the Subordinated LYONs Note;

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

                  (ix) Indebtedness arising under Receivables Securitization Transactions in an aggregate amount not exceeding US$350,000,000; and

                  (x)      Indebtedness under Hedging Contracts permitted under
         Section 7.14;

provided that the aggregate principal amount of Indebtedness of all Subsidiaries owing to Persons other than to Anixter or another Subsidiary at any time (other than Indebtedness (i) in respect of the Obligations and the "Obligations" as defined in the 364-Day Credit Agreement and (ii) arising under Receivables Securitization Transactions) shall not exceed US$100,000,000.

         7.02     SALES OF ASSETS; LIENS.

         (a) Limitation on Sales. No Borrower shall, and Anixter shall not permit any Subsidiary of Anixter to, directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets, including, without limitation, any capital stock of any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except for:

                  (i) sales of inventory in the ordinary course of business;

                  (ii) the disposition of obsolete equipment in the ordinary course of business;

                  (iii) sales by Anixter of stock of a Subsidiary held by it, in any transaction or series of related transactions not constituting a Material Transaction, individually or taken together;

                  (iv) sales, assignments, transfers, leases, conveyances or other dispositions of other assets, other than the stock of any Subsidiary, for cash consideration and for not less than fair market value which do not constitute a Material Transaction individually or in the aggregate (together with all sales of stock of any Subsidiary under clause (iii) above);

                  (v) sales, assignments, transfers, leases, conveyances or other dispositions of assets to Anixter or a Subsidiary;

                  (vi) transfers of assets to any Affiliate for less than fair market value to the extent such transfer constitutes a permitted Investment pursuant to Section 7.03; and

                  (vii) Receivables Securitization Transactions as to which the outstanding aggregate investment or principal amount of claims held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Receivables Securitization Transactions shall not at any time exceed in the aggregate US$350,000,000.

         (b) Liens. No Borrower shall, and Anixter shall not permit any Subsidiary of Anixter to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property (including all capital stock of any Subsidiary of Anixter) except:

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

                  (i)      Customary Permitted Liens;

                  (ii)     Permitted Existing Liens;

                  (iii)    Liens on assets of any joint venture described in
         Section 7.03(vi);

                  (iv) (A) Liens on Property existing at the time of acquisition thereof by Anixter or any of its Subsidiaries and not created in contemplation of such acquisition; and (B) Liens securing purchase money Indebtedness for Property to the extent the aggregate outstanding principal amount of such Indebtedness does not exceed US$20,000,000, is permitted under Section 7.01 and the value of the Property securing such Indebtedness approximates the amount of such Indebtedness;

                  (v) Liens with respect to judgments or attachments which do not result in an Event of Default or Default hereunder;

                  (vi) Liens on the assets of Foreign Subsidiaries which are not Borrowers; provided, the aggregate amount of Indebtedness secured by such Liens shall not exceed the Dollar Equivalent of US$50,000,000; and

                  (vii) Liens arising in connection with Receivables Securitization Transactions; provided that the outstanding aggregate investment or principal amount of claims held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Receivables Securitization Transactions shall not at any time exceed in the aggregate US$350,000,000.

         7.03 INVESTMENTS. No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, directly or indirectly make or commit to make any advance, loan, extension of credit or capital contribution, or purchase of any stock, bonds, notes, debentures or other securities or evidences of indebtedness of, or make any other investment in, any Person, including, without limitation, any Affiliate of Anixter (all such transactions being referred to as "Investments") except:

                  (i) Investments by Anixter or any of its Subsidiaries in Cash Equivalents;

                  (ii) Investments made prior to the date hereof and set forth on Schedule 7.03;

                  (iii) Investments arising from sales in the ordinary course of business on customary trade terms;

                  (iv) Investments constituting (a) loans by Anixter or any Subsidiary of Anixter to its employees in each case in the ordinary course of business not in excess of an aggregate amount of US$10,000,000 outstanding at any one time and (b) in addition to the loans permitted pursuant to clause (a), loans by Anixter to its employees concurrent with the exercise of an option for the purchase of capital stock of Anixter pursuant to the Anixter Distribution Stock Plan, which loans shall: (1) be in an amount not to exceed the lesser of (A) US$15,000,000 in the aggregate and (B) the sum of (i) the exercise price with respect to the stock being purchased plus (ii) the amount of tax withheld on the

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

         difference between the exercise price with respect to such stock and the fair market value of such stock on the date of exercise of such option; and (2) be secured by a pledge in favor of Anixter of the capital stock so purchased;

                  (v) Investments in connection with the acquisition by Anixter or any Subsidiary of substantially all of the assets or all of the capital stock of any Person not in excess of an individual amount of US$75,000,000 or an aggregate amount of US$150,000,000 over the term of this Agreement (in each case, exclusive of the value of any capital stock of Anixter or AXE given in connection with any such acquisition);

                  (vi) Investments in any joint ventures and Investments in connection with the purchase of any other Person's interest in any such joint ventures, which do not exceed US$25,000,000 in the aggregate outstanding at any one time;

                  (vii) Investments (other than those set forth on Schedule 7.03) in notes receivable received in connection with transactions permitted pursuant to Section 7.02(a)(vii); provided, the aggregate amount of such Investments at any one time outstanding shall not exceed US$275,000,000;

                  (viii)   Investments by Anixter in any Subsidiary of Anixter;

                  (ix) Investments by any Subsidiary of Anixter in Anixter or in any other Subsidiary of Anixter;

                  (x) Investments constituting loans permitted by Section 7.01(vi) or Accommodation Obligations permitted under Section 7.04; and

                  (xi) other Investments not to exceed US$10,000,000 in the aggregate outstanding at any time.

         Notwithstanding anything to the contrary contained in this Section 7.03, neither Anixter nor any Subsidiary of Anixter shall acquire more than twenty percent (20%) of the capital stock of any Person in a transaction that has not been approved by such Person's board of directors.

         7.04 ACCOMMODATION OBLIGATIONS. No Borrower shall, and Anixter shall not permit any Subsidiary of Anixter to, directly or indirectly, create or become or be liable with respect to any Accommodation Obligation involving Indebtedness of AXE or any Affiliate of AXE which is not a Subsidiary of Anixter. In addition, no Borrower shall, and Anixter shall not permit any Subsidiary to, directly or indirectly, create or become or be liable with respect to any Accommodation Obligation except:

                  (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (ii) Accommodation Obligations arising in connection with the Transaction Documents;

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

                  (iii) Accommodation Obligations of Anixter arising in connection with the issuance of Canadian rate reset bonds by a Canadian Subsidiary of Anixter in an aggregate principal amount not to exceed the Dollar Equivalent of US$5,000,000;

                  (iv) Accommodation Obligations by Anixter with respect to lessees' obligations to third-party lessors under leases of Property purchased from Anixter and its Subsidiaries, in an aggregate amount not to exceed US$5,000,000;

                  (v) Accommodation Obligations of Anixter and its Subsidiaries arising in connection with Hedging Contracts entered into with any of the Lenders; and

                  (vi) other Accommodation Obligations by Anixter and its Subsidiaries in an aggregate amount outstanding at any time not to exceed the Dollar Equivalent of Seventy Five Million Dollars (US$75,000,000); provided, however, that no such Accommodation Obligations shall be entered into or incurred after the occurrence and during the continuance of an Event of Default or Default.

         7.05 RESTRICTED PAYMENTS. No Borrower shall, and Anixter shall not permit any Subsidiary of Anixter to, directly or indirectly declare or make any Restricted Payment, except:

                  (i) payments of dividends by Anixter to AXE or redemption, retirement, purchase or other acquisition for value, direct or indirect, of any shares of capital stock of Anixter issued to AXE or prepayments, redemption or defeasance of subordinated debt, provided:
         (a) at the time thereof and after taking into account the payment thereof, no Event of Default or Default exists or is pending, whether or not such Event of Default or Default has been reported to the Administrative Agent; and (b) the aggregate amount of such dividends, redemptions, retirements, purchases or other acquisitions, prepayments, redemptions and defeasance does not exceed US$100,000,000 plus fifty percent (50%) of the Consolidated Net Income for the period from September 30, 2000 to the date of such calculation; and

                  (ii) payments by Anixter to AXE under the Tax Allocation Agreement provided: (a) no such payments shall be made at any time with respect to the income (whether trade or business income or passive income) of Anixter's Foreign Subsidiaries unless Anixter has received a like amount from such Foreign Subsidiaries, (b) no such payments shall be made at any time to the extent such payments are not in an amount substantially the same as the amount of federal and state taxes which would be due and payable by Anixter and the corporations (with Anixter, collectively the "Borrower Group") which would be members of the "affiliated group" (as defined in Section 1504 of the Code) of which Anixter would be the common parent if Anixter were not a member of the AXE affiliated group (as so defined) (the "AXE Group") if the Borrower Group filed a separate consolidated federal income tax return and separate consolidated or combined state income tax returns, (c) no such payments shall be made at any time an Event of Default or Default exists or is pending, whether or not such Event of Default or Default has been reported to the Administrative Agent, to the extent such payments exceed the lesser of (1) the amount of federal and state taxes which would be due and payable by the Borrower Group, if the Borrower Group filed a separate consolidated

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

         federal income tax return and separate consolidated or combined state income tax returns and (2) the amount of the tax liability actually incurred and paid by the AXE Group; and (d) no such payment shall be made after the occurrence of an Event of Default under Section 8.01(f) or 8.01(g).

         7.06 CONDUCT OF BUSINESS. No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, directly or indirectly engage in any business other than the business engaged in by Anixter and all of its Subsidiaries on the date hereof and any business activities substantially similar or related thereto. No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, enter into any interest rate, commodity, or foreign currency exchange, swap, collar, cap, option, forward, futures or similar agreements other than Hedging Contracts.

         7.07 TRANSACTIONS WITH AFFILIATES. No Borrower shall, and Anixter shall not permit any other Subsidiary to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates that are not Subsidiaries of Anixter on terms that are less favorable to it than those fair and reasonable terms that might be obtained in a comparable arms-length transaction at the time (other than payments to AXE in respect of directors' fees and reasonable allocated expenses not to exceed US$3,000,000 per year in the aggregate).

         7.08     RESTRICTION ON FUNDAMENTAL CHANGES.

         (a) No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, directly or indirectly enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or Property, whether now or hereafter acquired, except:

                  (i)      as otherwise permitted under Section 7.02(a); and

                  (ii) any Subsidiary may merge into or convey, sell, lease or transfer all or substantially all of its assets to Anixter or any other Subsidiary of Anixter.

         (b) No Borrower shall, and Anixter shall not permit its Subsidiaries to, acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except in the ordinary course of its business or to the extent permitted pursuant to Section 7.03.

         7.09 EMPLOYEE BENEFIT MATTERS. No Borrower shall, and Anixter shall not permit any of its ERISA Affiliates to do any of the following which, individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect:

                  (i)      Engage in any prohibited transaction described in
         Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

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

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (iii) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate any Benefit Plan in a distress termination under Section 4041(c) of ERISA which would result in any liability to Anixter or any ERISA Affiliate;

                  (v) fail to make any contribution or payment to any Multiemployer Plan which Anixter or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) fail to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                  (vii) amend a Plan resulting in an increase in current liability for the plan year such that Anixter or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code;

                  (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan to exist; or

                  (ix) fail to pay any required contribution or payment to a Foreign Pension Plan on or before the date for such required installment or payment.

         7.10 ENVIRONMENTAL LIABILITIES. No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, become subject to any Liabilities and Costs which could reasonably be expected to have a Material Adverse Effect and which arise out of or are related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any environmental, health and safety Requirements of Law.

         7.11 MARGIN REGULATIONS. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and the use of such proceeds.

         7.12 CHANGE OF FISCAL YEAR. No member of the Consolidated Group shall change its fiscal year, except that any Subsidiary of Anixter may conform its fiscal year to Anixter's Fiscal Year.

         7.13 MODIFICATION OF THE SUBORDINATED LYONS NOTE, THE REVOLVING SUBORDINATED NOTE OR SENIOR NOTE INDENTURE; ISSUANCE OF ADDITIONAL SENIOR NOTES. Anixter shall not amend, modify or supplement the Subordinated LYONs Note, the Revolving Subordinated Note or the Senior Note Indenture without five Business Days' prior written notice to the

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

Administrative Agent or in any manner materially adverse to the Lenders, or issue additional senior notes pursuant to the Senior Note Indenture which have covenants or other undertakings by Anixter that are materially less favorable to Anixter than the covenants and undertakings set forth in the Senior Note Indenture.

         7.14 HEDGING CONTRACTS. No Borrower shall, and Anixter shall not permit any of its Subsidiaries to, enter into any Hedging Contract other than in the ordinary course of its business to hedge actual interest rate, foreign currency or commodity exposure.

         7.15 RECEIVABLES SECURITIZATION TRANSACTIONS. No Borrower shall, and Anixter shall not permit any Subsidiary to, permit the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables of Anixter and its Subsidiaries in connection with Receivables Securitization Transactions to exceed a Dollar Equivalent amount of US$350,000,000.

         7.16 MINIMUM CONSOLIDATED NET WORTH. No Borrower shall permit Consolidated Net Worth at any time to be less than (i) US$375,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income of the Consolidated Group in each Fiscal Quarter ending after September 30, 2000 (with no deduction for a net loss in any such Fiscal Quarter).

         7.17 MAXIMUM LEVERAGE RATIO. No Borrower shall permit the Leverage Ratio as of the end of any Fiscal Quarter set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

         FISCAL QUARTERS ENDING                                 MAXIMUM LEVERAGE RATIO
         ----------------------                                 ----------------------
Closing Date through Sept. 30, 2001                                     3.50:1
December 31, 2001 through March 31, 2003                                3.25:1
June 30, 2003 and each Fiscal Quarter thereafter                        3.00:1

         7.18 MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. No Borrower shall permit the Consolidated Fixed Charge Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters to be less than (a) 2.00 to 1 for any period ending prior to December 31, 2001, (b) 2.50 to 1 for any period ending on or after December 31, 2001 but prior to June 30, 2003, and (c) 3.0 to 1 for any period ending on or after June 30, 2003.

         7.19 CAPITAL EXPENDITURES. No Borrower shall and Anixter shall not permit any of its Subsidiaries to, in any Fiscal Year, purchase, invest in or otherwise acquire, including by Capital Leases, additional Property, plant and equipment or other fixed assets which capital expenditures, net of dispositions of fixed assets during such Fiscal Year (determined based upon the lesser of the book value of such disposed assets or the net cash proceeds received), exceed the sum of US$50,000,000 in the aggregate plus the difference, if positive, between (1) the maximum aggregate amount of such capital expenditures permitted pursuant to this Section 7.19

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

for the immediately preceding Fiscal Year and (2) the aggregate amount of actual capital expenditures for such preceding Fiscal Year.

         7.20 CALCULATION OF FINANCIAL COVENANTS. All financial covenants in this Article VII shall be calculated after the elimination of the minority interest in any Subsidiaries which are not wholly-owned Subsidiaries.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Failure to Make Payments When Due. Any Borrower shall fail (i) to pay when due any principal of any Obligation, or (ii) to pay when due any interest on any Obligation, or any fee or other amount payable under this Agreement or any of the other Loan Documents and such failure under this clause
(ii) shall continue for three (3) calendar days.

         (b) Breach of Certain Covenants. Any Borrower or any Subsidiary of any Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation under Sections 6.01 (other than clauses (c), (e), (h), and (i) thereof), 6.03, 6.07, 6.12 or under Article VII (other than Section 7.09 thereof).

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Borrower or any Guarantor to the Administrative Agent or any Lender herein or by Anixter or any Subsidiary of Anixter in any of the other Loan Documents or in any written statement or certificate at any time given by Anixter or any Subsidiary of Anixter pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made or deemed made.

         (d) Other Defaults. Anixter or any Subsidiary of Anixter shall fail duly and punctually to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in Sections 8.01(a), (b) and (c)) or under any of the other Loan Documents, and such failure shall continue for fifteen (15) days (or, in the case of Loan Documents other than this Agreement, any longer period of grace expressly set forth therein).

         (e) Default as to Other Indebtedness. AXE, Anixter or any Subsidiary of Anixter shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness of such Person, other than any of the Obligations, if the aggregate outstanding amount of all such Indebtedness owed by all such parties (without duplication) is US$25,000,000 or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto, if the effect thereof is to accelerate, or permit the holder(s) of such Indebtedness to accelerate, the maturity of any such Indebtedness, or any such Indebtedness shall be declared to be due and payable or required to be prepaid or mandatorily redeemed (other than by a regularly scheduled required prepayment prior to the stated maturity thereof); or the holder of any Lien, in any amount, shall commence foreclosure of such Lien upon property of AXE, Anixter or any Subsidiary of Anixter having a book or fair market value in excess of US$25,000,000 in the aggregate.

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

         (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against AXE, Anixter or any Borrowing Subsidiary, or against any Subsidiary of Anixter with assets in excess of US$5,000,000, and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000 in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or any other similar relief shall be granted under any applicable federal, state or foreign law.

                  (i) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000, or over all or a substantial part of the property of any such Person, shall be entered, or an interim receiver, trustee or other custodian of AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000, or of all or a substantial part of any such Person's Property, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000 shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property. AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess of US$5,000,000 shall make any assignment for the benefit of creditors or shall be unable or generally fail, or admit in writing its inability, to pay its debts as such debts become due, or the Board of Directors (or any committee thereof) of AXE, Anixter, any Borrowing Subsidiary or any Subsidiary of Anixter with assets in excess if US$1,000,000 shall adopt any resolution to authorize or approve any of the foregoing.

         (h) Judgments. (i) An Enforceable Judgment (other than an Enforceable Judgment described in the proviso contained in the definition of Enforceable Judgment) for the payment of money in excess of US$25,000,000 shall be rendered against Anixter or any Subsidiary of Anixter and such Enforceable Judgment shall continue unsatisfied or unstayed for a period of thirty (30) days or action shall have been commenced to foreclose on such Enforceable Judgment, or (ii) an Enforceable Judgment described in the proviso contained in the definition of Enforceable Judgment shall be rendered against any Borrower.

         (i) Dissolution. Any order, judgment or decree shall be entered against AXE, Anixter or any Subsidiary of Anixter with assets in excess if US$5,000,000 decreeing its

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

involuntary dissolution or split-up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or AXE, Anixter or any Subsidiary of Anixter with assets in excess if US$5,000,000 shall otherwise dissolve or cease to exist, in each case except as expressly permitted pursuant to Section 7.08.

         (j) Change of Control. (i) Any Change of Control occurs, or any Put Event occurs and holders of Senior Notes notify Anixter of their election to require Anixter to purchase Senior Notes having an aggregate outstanding principal balance of US$10,000,000 or more; (ii) Anixter shall cease to own directly or indirectly all of the capital stock of the Borrowing Subsidiaries, (other than director's qualifying shares); (iii) except as permitted in Section 7.02(a), Anixter shall cease to own at least 51% of each class of the capital stock of each Subsidiary of Anixter; or (iv) AXE shall cease to own at least 51% of each class of the capital stock of Anixter.

         (k) Employee Benefit Related Liabilities. (i) Any one or more Termination Events occur which could reasonably be expected to subject Anixter or an ERISA Affiliate to a liability to pay more than US$10,000,000 in the aggregate, (ii) the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either Anixter or any ERISA Affiliate to a liability of more than US$10,000,000 in the aggregate.

         (l) Subordination Default. Any breach or other violation by any holder of the Subordinated LYONs Note or Revolving Subordinated Note of the subordination or enforcement restrictions shall occur.

         (m) Guaranty Default. Any party to the Guaranty, or any Person on behalf of such party, shall terminate or revoke any of its obligations thereunder or breach any of the terms thereof, or the Guaranty shall otherwise become unenforceable for any reason.

         For purposes of this Agreement and each of the other Loan Documents, an Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 10.01.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

         (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

         (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

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provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender or notice of any kind, all of which are hereby expressly waived.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant

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to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and

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acceptance of any assignment or review of the affairs of any Loan Party or any
Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall severally indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as

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though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by Anixter at all times other than during the existence of an Event of Default (which consent of Anixter shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Anixter, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 OTHER AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the

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

applicable Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the applicable Borrowers, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of a Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

         (e) change the definition of "Required Lenders" or the Pro Rata Share or Voting Percentage (or the definitions used therein) of any Lender or amend Section 2.14(c) or 2.15;

         (f) amend this Section or any provision herein providing for consent or other action by all the Lenders; or

         (g)      release any material Guarantor from the Guaranty;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(ii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

         10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the

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case of the Borrowers or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Anixter and the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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         10.04    ATTORNEY COSTS, EXPENSES AND TAXES. Anixter agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWERS. Whether or not the transactions contemplated hereby are consummated, the Borrowers jointly and severally agree to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

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         10.06    PAYMENTS SET ASIDE. To the extent that a Borrower makes a
payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than US$5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Anixter otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Bid Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this

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Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrowers shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release all or substantially all the Guarantors from the Guaranty. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Anixter's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Anixter is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of Anixter to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), Anixter shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by Anixter prior to such fifth Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Committed Loan and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, Anixter (each such approval not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this

Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Borrower; (g) with the consent of any Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document. Each Lender agrees promptly to notify Anixter and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by a Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by a Borrower pursuant to this Agreement) or such other evidence satisfactory to Anixter and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, US withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Anixter and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by a Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that a Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.16    REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth herein providing that Anixter shall have the right to remove or replace a Lender as a party to this Agreement, Anixter may, upon notice to such Lender and the Administrative Agent,
(i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by Anixter; provided, however, that if Anixter elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrowers shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05) and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Arranger shall distribute amended Allocation Notices to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrowers shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section
3.05. The Borrowers may then request Committed Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrowers may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This Section shall supersede any provision in Section 10.01 to the contrary.

         10.17 JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's applicable office on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower shall, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the total of (a) the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amount shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.15, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

         10.18    ECONOMIC AND MONETARY UNION IN THE EUROPEAN COMMUNITY.

         (a) If, as a result of the implementation of the European economic and monetary union ("EMU"), (i) any currency available for borrowing under this Agreement (a "national currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (ii) any national currency and the Euro are at the same time both recognized by the central bank or comparable Governmental Authority of the state issuing such currency as lawful currency of such state, then any amount borrowed hereunder by any Borrower in such national currency shall be payable in such national currency and any amount borrowed hereunder in the Euro shall be payable in the Euro. After the European Central Bank and/or the comparable Government Authority ceases to recognize any national currency, then the amount so payable shall be determined by redenominating or converting such national currency into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU. Prior to the occurrence of the event or events described in clause (i) or (ii) above, each amount payable hereunder in any such national currency will, except as otherwise provided herein, continue to be payable only in that national currency.

         (b) The applicable Borrower shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or any decrease or delay in the payment of interest or other return foregone by, such Lender or any of its Affiliates as a result of any political, tax, liquidity, currency exchange or market risk resulting from the introduction of, changeover to or operation of the Euro in any applicable nation or eurocurrency market.

         (c) In addition, this Agreement will be amended to the extent determined by the applicable Lender or Lenders and the Administrative Agent (acting reasonably and in consultation with Anixter) to be necessary to reflect such implementation of the EMU and change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this Section 10.18, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligation of any Borrower under this Agreement or any Note.

         10.19    BORROWERS' AGENT.

         Each Borrower hereby irrevocably appoints and authorizes Anixter to take such action and deliver and receive notices hereunder as agent on its behalf and to exercise such powers under this Agreement as delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto. In furtherance of and not in limitation of the foregoing, for administrative convenience of the parties hereto, the Administrative Agent and the Lenders shall send all notices and communications to be sent to any Borrower solely to Anixter and may rely solely upon Anixter to receive all such notices and other communications for and on behalf of each Borrower. Neither Anixter nor any of its respective directors, officers, agents or employees shall be liable to any other Borrower for any action taken or not taken by it in connection herewith (i) with the consent or at the request of such Borrower or (ii) in the absence of its own gross negligence or willful misconduct. No Person other than Anixter (and its authorized officers and employees) may act as agent for the Borrowers hereunder without the written consent of the Administrative Agent.

         10.20    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE

LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.21 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ANIXTER INC., AS BORROWER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      ANIXTER INTERNATIONAL N.V./S.A., AS A
                                      BORROWING SUBSIDIARY

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      ANIXTER U.K. LTD., AS A BORROWING
                                      SUBSIDIARY

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANK OF AMERICA, N.A., AS
                                      ADMINISTRATIVE AGENT

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANK OF AMERICA, N.A., AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANK ONE, NA, AS SYNDICATION AGENT AND
                                      LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE BANK OF NOVA SCOTIA, AS
                                      DOCUMENTATION AGENT AND LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      SUNTRUST BANK, AS MANAGING AGENT AND AS
                                      A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      CREDIT LYONNAIS CHICAGO BRANCH, AS
                                      MANAGING AGENT AND AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANCA COMMERCIALE ITALIANA CHICAGO
                                      BRANCH, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANCA NAZIONALE DEL LAVORO S.P.A. -
                                      NEW YORK BRANCH, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      BANK AUSTRIA CREDITANSTALT
                                      CORPORATE FINANCE, INC., AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE BANK OF NEW YORK, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE DAI-ICHI KANGYO BANK, LTD., AS A
                                      LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      FIRSTAR BANK, N.A., AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE FUJI BANK, LIMITED, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      NATIONAL CITY BANK, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      NATIONAL WESTMINSTER BANK, PLC
                                      NEW YORK AND/OR NASSAU BRANCHES,
                                      AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE NORTHERN TRUST COMPANY, AS A
                                      LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      PNC BANK, N.A., AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      THE SAKURA BANK, LIMITED, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      U.S. BANK NATIONAL ASSOCIATION, AS A
                                      LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      WACHOVIA BANK, N.A., AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      WELLS FARGO BANK, NATIONAL
                                      ASSOCIATION, AS A LENDER

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                      By:  _____________________________________
                                      Name:  ___________________________________
                                      Title:____________________________________

                                                                   SCHEDULE 1.01

                                ASSOCIATED COSTS

1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority in respect of Loans will be calculated by the Administrative Agent in relation to relevant Borrowing on the basis of rates supplied by the Administrative Agent (or such Lender as it may from time to time determine) by reference to the circumstances existing on the first day of each Interest Period in respect of such Borrowing and, if any such Interest Period exceed three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

         a.       In relation to Loans denominated in British Pounds Sterling:

                  AB + C(B - D) + E x 0.01 per cent. per annum
                  ------------------------
                                100 - (A + C)

         b.       In relation to Loans denominated in any other currency:

                          E x 0.01 per cent. per annum
                          --------
                                         300

Where:

         A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Administrative Agent (or such Lender as it may determine) is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate per annum at which sterling deposits are offered by the Administrative Agent (or such Lender as it may determine), in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Loan or (b) three months, whichever is the shorter, to a leading bank in the London interbank market at or about 11.00 a.m. in a sum approximately equal to the amount of such Loan.

         C is the percentage of eligible liabilities which the Administrative Agent (or such Lender as it may determine) is required from time to time to maintain as interest bearing special deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Administrative Agent (or such Lender as it may determine) on interest bearing special deposits.

         E is the rate payable by the Administrative Agent (or such Lender as it may determine) to the Financial Services Authority pursuant to the Fees Regulations

         (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of the Administrative Agent (or such LendeR as it may determine).

2.       For the purposes of this Schedule:

         i. "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         ii. "Fee Regulations" means the Banking Supervision (Fees) Regulations 1998 or such other regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

         iii. "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

         iv. "Associated Costs" means, with respect to any Loan, for any Interest Period, the cost, as calculated by the Agent in accordance with Schedule 1.01 imputed to each applicable Lender, of compliance with the mandatory liquid assets requirements of the Bank of England and the Financial Services Authority during that Interest Period, expressed as a percentage.

3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting D from B shall be taken as zero.

7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Interest Period to which they relate.

9. The determination of the Associated Costs Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Administrative Agent may from time to time, after consultation with Anixter and the Lenders, determine and notify to all parties any amendments or variations which are

                                 Schedule 1.01-2
         required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority in relation to Loans denominated in sterling (including any requirements relating to sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                 Schedule 1.01-3

                                                                   SCHEDULE 5.03

                              EXISTING SUBSIDIARIES

                                                                   SCHEDULE 5.04

                                    CONFLICTS

                                                                   SCHEDULE 5.08

                                   LITIGATION

                                                                   SCHEDULE 5.16

                              ENVIRONMENTAL MATTERS

                                                                   SCHEDULE 5.20

                         JOINT VENTURES AND PARTNERSHIPS

                                                                   SCHEDULE 6.07

                                    INSURANCE

                                                               SCHEDULE 7.01(ii)

                              EXISTING INDEBTEDNESS

                                                                SCHEDULE 7.02(b)

                                 EXISTING LIENS

                                                                   SCHEDULE 7.03

                              EXISTING INVESTMENTS

                                                                  SCHEDULE 10.02

                   EUROCURRENCY AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

ANIXTER INC. AND BORROWING SUBSIDIARIES

c/o Anixter Inc.
4711 Golf Rd.
Skokie, IL 60076
Attn: Rod Shoemaker
      Telephone: (847) 677-2600
      Facsimile: (847) 677-8557
      Electronic Mail: rod.shoemaker@anixter.com

BANK OF AMERICA, N.A.

Administrative Agent's Office and Bank of America's Lending Office(for payments and Requests for Credit Extensions):

Bank of America, N.A.
1850 Gateway Blvd., 5th Floor
CA4-706-05-09
Concord, CA 94520
Attn: Myrna Lara
      Tel: (925) 675-8931
      Fax: (925) 969-2819
      Electronic Mail: myrna.lara@bankofamerica.com
Account No.: 3750836479
Ref: Anixter Inc.
ABA# 111000012

Other Notices as Administrative Agent:
Bank of America, N.A., Agency Management1455 Market Street, 12th Floor CA5-701-12-09
San Francisco, CA 94103
Attn: Liliana Claar
      Tel: (415) 436-2770
      Fax: (415) 503-5003
      Electonic Mail: liliana.claar@bankofamerica.com

With a copy to:
Bank of America, N.A.
231 South LaSalle St.
9th Floor
IL1-231-09-38
Chicago, IL 60697

Attn: Raju Patel
      Vice PresidentTelephone: (312) 828-7225
      Facsimile: (312) 987-0303
      Electronic Mail: raju.n.patel@bankofamerica.com

BANK ONE, NA, AS DOCUMENTATION AGENT AND A LENDER

Requests for Credit Extensions:
Bank One, NA
1 Bank One Plaza
Suite 0088
Chicago, IL 60670
Attn: Kathy Blomquist
      Telephone: (312) 732-2683
      Facsimile: (312) 732-2715
      Account No. 481152860000
      Ref: Anixter
      ABA# 071000013

Eurocurrency Lending Office:
Bank One, NA, Frankfurt
      BLZ Code 503 304 00
      Attn: Loans
      Account Name: Bank One, NA,
      Account No. 1001701
      Ref: Anixter

                                Schedule 10.02-2

Notices (other than Requests for Credit Extensions):
Bank One, NA
1 Bank One Plaza
Suite 0364
Chicago, IL 60670
Attn: Richard Howard
      Vice President
      Telephone: (312) 732-3179
      Facsimile: (312) 732-1117

THE BANK OF NOVA SCOTIA, AS DOCUMENTATION AGENT AND A LENDER

Requests for Credit Extensions:
The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA 30308
Attn: Allyson Mohan
      Telephone: (404) 877-1549
      Facsimile: (404) 888-8998
      Account No. 0606634
      Ref: Atlanta Agency
      ABA# 026002532

Notices (other than Requests for Credit Extensions):
The Bank of Nova Scotia
181 West Madison Street
Suite 3700
Chicago, IL 60602
Attn: Keith Rauschenberger
      Director
      Telephone: (312) 201-4183
      Facsimile: (312) 201-4108
      Electronic Mail: krauschenberger@scotiabank.com

                                Schedule 10.02-3

BANCA COMMERCIALE ITALIANA

Requests for Credit Extensions:
Banca Commerciale Italiana
1 William Street
New York, NY 10004
Attn: Jonathan Sahr
      Telephone: (212) 607-3814
      Facsimile: (212) 607-3897
      Account No.
      Ref:
      ABA#026005319

Notices (other than Requests for Credit Extensions
Banca Commerciale Italiana
1 William Street
New York, 10004
Attn: Frank Maffei
      Telephone: (212) 607-3880
      Facsimile: (212) 809-2124

BANCA NAZIONALE DEL LAVORO S.P.A. - NEW YORK BRANCH

Requests for Credit Extensions:
Banca Nazionale del Lavoro S.p.A. - New York Branch
25 West 51st Street
New York, NY 10019
Attn: Ana Hernandez
      Telephone: (212) 314-0679
      Facsimile: (212) 765-2978
      Account No. 001-1-465457
      Ref: Anixter Inc.
      ABA# 021000021

Notices (other than Requests for Credit Extensions):
Banca Nazionale del Lavoro S.p.A. - New York Branch
25 West 51st Street
New York, NY 10019
Attn: Giulio Giovine
      Vice President
      Telephone: (212) 314-0239
      Facsimile: (212) 765-2978
      Electronic Mail: comdiv@bnlny.com

BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.

Requests for Credit Extensions:

                                Schedule 10.02-4

Bank Austria Creditanstalt
Two Greenwich Plaza
Greenwich, CT 30346
Attn: Christina Sapounakis
      Telephone: (203) 861-1518
      Facsimile: (203) 861-6594
      Account No. 400921944
      ABA#021000021

Notices (other than Requests for Credit Extensions):
Bank Austria Creditanstalt
Two Ravinia Drive, Suite 1680
Atlanta, GA 30346
Attn: Gary Andresen
      Vice President
      Telephone: (770) 390-1846
      Facsimile: (770) 390-1851
      Electronic Mail: Gary.Andresen@us.bacai.com

THE BANK OF NEW YORK

Requests for Credit Extensions:
The Bank of New York
101 Barclay Street
New York, NY 10286
Attn: Millie
      Telephone: (212) 635-6687
      Facsimile: (212) 635-7923
      Account No. 111556
      Ref: Anixter Inc.
      ABA# 021000018

Notices (other than Requests for Credit Extensions):
The Bank of New York
101 Barclay Street
New York, NY 10286
Attn: M. Scott Donaldson
      Assistant Treasurer
      Telephone: (212) 635-1243
      Facsimile: (212) 635-1208

CREDIT LYONNAIS CHICAGO BRANCH

Requests for Credit Extensions:
Credit Lyonnais
1301 Avenue of the Americas
New York, NY 10019

                                Schedule 10.02-5

Attn: Jai Sanachar
      Telephone: (212) 261-7644
      Facsimile: (212) 459-3180
      Account No. 01.00688.0001.00
      ABA# 026008073

Notices (other than Requests for Credit Extensions):
Credit Lyonnais Chicago Branch
227 W. Monroe St.
Suite 3800
Chicago, IL 60606
Attn: Mary Ann Klemm
      Vice President
      Telephone: (312) 220-7308
      Facsimile: (312) 641-0527

THE DAI-ICHI KANGYO BANK, LTD.

Requests for Credit Extensions:
The Dai-Ichi Kangyo Bank, Ltd.
One World Trade Center
Suite 4911
New York, NY 10048
Attn: Merine Geerwar
      Telephone: (212) 432-8458
      Facsimile: (212) 524-0049
      Account No. H10-740-014132
      ABA# 026004307

Notices (other than Requests for Credit Extensions):
The Dai-Ichi Kangyo Bank, Ltd.
10 South Wacker Drive
26th Floor
Chicago, IL 60606
Attn: J. Richard Cummings
      Vice President
      Telephone: (312) 715-6386
      Facsimile: (312) 876-2011

FIRSTAR BANK, N.A.

Requests for Credit Extensions:
Firstar Bank, N.A.
Attn: Connie Sweeney
      Telephone: (920) 426-7604
      Facsimile: (920) 426-7655
      Account No. 3811005184

                                Schedule 10.02-6

      Ref: Commercial Exceptions
      ABA#081000210

Notices (other than Requests for Credit Extensions):
Firstar Bank, N.A.
30 N. Michigan Avenue
Chicago, IL 60602
Attn: Ed Cheney
      Vice President
      Telephone: (312) 696-1474
      Facsimile: (312) 641-0494
      Electronic Mail: Edward.A.Cheney@firstar.com

THE FUJI BANK, LIMITED

Requests for Credit Extensions:
The Fuji Bank, Limited
Two World Trade Center
New York, NY 10048
Attn: Tina Catapano
      Telephone: (212) 898-2099
      Facsimile: (212) 775-1460
      Account No. 515060
      ABA#026009700

Notices (other than Requests for Credit Extensions):
The Fuji Bank, Limited
225 W. Wacker Dr.
Suite 2000
Chicago, IL 60606
Attn: Kenneth S. Zeglin
      Vice President
      Telephone: (312) 621-0503
      Facsimile: (312) 621-3386
      Electronic Mail: fujicgoksz@aol.com

NATIONAL CITY BANK

Requests for Credit Extensions:
National City Bank
1900 E. 9th Street
Locator 2077
Cleveland, OH 44114
Attn: Revette Vickerstaff
      Telephone: (216) 488-7080
      Facsimile: (216) 488-7110
      Account No. 151804

                                Schedule 10.02-7

      Ref: Anixter Inc.
      ABA#041000124

Notices (other than Requests for Credit Extensions):
National City Bank
1900 E. 9th Street
Locator 2077
Cleveland, OH 44114
Attn: James Ritchie
      Account Officer
      Telephone: (216) 575-9918
      Facsimile: (216) 222-0003
      Electronic Mail: james.ritchie@national-city.com

NATIONAL WESTMINSTER BANK PLC,
NEW YORK AND NASSAU BRANCHES

Requests for Credit Extensions:
National Westminster Bank Plc
65 East 55th Street
24th Floor
New York, NY 10022
Attn: Sheila Shaw
      Telephone: (212) 401-1406
      Facsimile: (212) 401-1494
      Account No. 0011012440
      Ref: National Westminster Bank Plc New York.
      ABA#021000021

                                Schedule 10.02-8

Notices (other than Requests for Credit Extensions):
National Westminster Bank Plc
PO Box 12264
3rd Floor
1 Princess Street
London EC2 8PB
Attn: Roy Bawden
      Senior Corporate Officer
      Telephone: 0044-20-73901297
      Facsimile: 0044-20-73901768

THE NORTHERN TRUST COMPANY

Requests for Credit Extensions:
The Northern Trust Company
801 S. Canal St.
Chicago, IL 60675
Attn: Joy Johnson
      Telephone: (312) 444-3352
      Facsimile: (312) 630-1566
      Account No. 5186401000
      Ref: Commercial Loans
      ABA#071-000-152

Bid Contact:
The Northern Trust Company
50 S. LaSalle St.
Chicago, IL 60675
Attn: Edie Reed
      Telephone: (312) 444-7757
      Facsimile: (312) 444-4906

Notices (other than Requests for Credit Extensions):
The Northern Trust Company
50 S. LaSalle St.
Chicago, IL 60675
Attn: Fredric McClendon
      Vice President
      Telephone: (312) 557-1893
      Facsimile: (312) 444-7028
      Electronic Mail: FWM1@ntrs.com

                                Schedule 10.02-9

PNC BANK, NATIONAL ASSOCIATION

Requests for Credit Extensions:
PNC Bank, National Association
Two PNC Plaza
620 Liberty Blvd., 3rd Floor
Pittsburgh, PA 15222
Attn: Jack Caraccilo
      Telephone: (412) 768-9973
      Facsimile: (412) 768-4586
      Account No. 196030010890
      Ref: Anixter Inc.
      ABA#043000096

Notices (other than Requests for Credit Extensions):
PNC Bank, National Association
One South Wacker Drive
Suite 2980
Chicago, IL 60606
Attn: James A. Wiehe
      Assistant Vice President
      Telephone: (312) 338-5628
      Facsimile: (312) 338-5620

THE SAKURA BANK, LIMITED

Requests for Credit Extensions:
The Sakura Bank, Limited
101 Park Avenue
17th Floor
New York, NY 10178
Attn: Mariko Stewart
      Telephone: (212) 909-4471
      Facsimile: (212) 593-1798
      Account No. 001-1-526829
      ABA#021-000-021

                               Schedule 10.02-10

Notices (other than Requests for Credit Extensions):
The Sakura Bank, Limited
101 Park Avenue
15th Floor
New York, NY 10178
Attn: Tetsuya Takebe
      Telephone: (212) 909-4596
      Facsimile: (212) 909-4599
      Electronic Mail: Tetsuya_Takebe@sakura.com

SUNTRUST BANK

Requests for Credit Extensions:
SunTrust Bank
303 Peachtree Street NE, 3rd Floor
Mail Code 1928
Atlanta, GA 30308
Attn: Nora Brown
      Telephone: (404) 588-7221
      Facsimile: (404) 588-8505
      Account No. 9088000112
      Ref: Anixter Inc.
      ABA#061000104

Notices (other than Requests for Credit Extensions):
SunTrust Bank
401 North Michigan Avenue
Mail Code 1928
Suite 1200
Chicago, IL 60611
Attn: Molly Drennan
      Director
      Telephone: (312) 840-7982
      Facsimile: (312) 840-7983
      Electronic Mail: molly.drennan@suntrust.com

                               Schedule 10.02-11

U.S. BANK NATIONAL ASSOCIATION

Requests for Credit Extensions:
U.S. Bank National Association
U.S. Bank Place
MPFP0607
601 2nd Ave. South
Minneapolis, MN 55402-4302
Attn: Sharon Ologunde
      Telephone: (612) 973-0556
      Facsimile: (612) 973-0824
      Account No. 30000472160600
      Ref: Anixter (Obligor #1735021448)
      ABA#091000022

Notices (other than Requests for Credit Extensions):
U.S. Bank National Association
U.S. Bank Place
MPFP0607
601 2nd Ave. South
Minneapolis, MN 55402-4302
Attn: Kurt Egertson
      Senior Vice President
      Telephone: (612) 973-0514
      Facsimile: (612) 973-0395
      Electronic Mail: kurt.egertson@usbank.com

WACHOVIA BANK, N.A.

Requests for Credit Extensions:
Wachovia Bank, N.A.
191 Peachtree Street
Atlanta, GA 30303
Attn: Bill Allen
      Telephone: (404) 332-5271
      Facsimile: (404) 332-4320
      Account No. 18 17 14 98
      Ref: Anixter Inc.
      ABA#061000010

                               Schedule 10.02-12

Notices (other than Requests for Credit Extensions):
Wachovia Bank, N.A.
70 West Madison, Suite 2440
Chicago, IL 60614
Attn: John Canty
      Vice President
      Telephone: (312) 795-4341
      Facsimile: (312) 853-0693
      Electronic Mail: John.Canty@wachovia.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Requests for Credit Extensions:
Wells Fargo Bank, National Association
201 Third Street
San Francisco, CA 94103
Attn: Ginnie Padgett
      Telephone: (415) 477-5374
      Facsimile: (415) 979-0675
      Account No. 271-2507201
      Ref: MEMSYN/Commercial Banking Service Center
      ABA#121-000-248

Notices (other than Requests for Credit Extensions):
Wells Fargo Bank, National Association
230 W. Monroe
Suite 2900
Chicago, IL 60606
Attn: Charles Reed
      Vice President
      Telephone: (312) 553-6653
      Facsimile: (312) 553-4783
      Electronic Mail: reedcw@wellsfargo.com

                               Schedule 10.02-13

                                                                     EXHIBIT A-1

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent.

         The undersigned hereby requests (select one):

         -  A Borrowing of Committed Loans   -  A conversion or continuation of
                                                  Loans

         1.       On (a Business Day).

         2.       In the amount of US$_______.

         3.       Comprised of ________. [Type of Committed Loan requested]

         4. For Eurocurrency Rate Loans: with an Interest Period of ______ months.

         [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                                     EXHIBIT B-1

                               FORM OF BID REQUEST

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc. ("Anixter"), certain of its Subsidiaries, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

         The Lenders are invited to make Bid Loans:

         1.       On __________ (a Business Day).

         2. In an aggregate amount not exceeding US$_________________ (with any sublimits set forth below).

         3.       Comprised of (select one):

         -  Bid Loans based on an            -  Bid Loans based on
            Absolute Rate:                      Eurocurrency Rate

                                           MAXIMUM PRINCIPAL
BID LOAN NO.  INTEREST PERIOD REQUESTED    AMOUNT REQUESTED
------------  -------------------------    -----------------
1.                 _______days/mos               US$__
2.                 _______days/mos               US$__
3.                 _______days/mos               US$__

         The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

         Anixter authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                                     EXHIBIT B-2

                             FORM OF COMPETITIVE BID

                                                  ___________________, _________

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

         In response to the Bid Request dated ________, ____, the undersigned offers to make the following Bid Loan(s):

         1.       Borrowing date: (a Business Day).

         2. In an aggregate amount not exceeding US$ (with any sublimits set forth below).

         3.       Comprised of:

                                                                                   ABSOLUTE RATE
                                                                                       BID OR
                      INTEREST PERIOD                                             EUROCURRENCY
BID LOAN NO.              OFFERED                       BID MAXIMUM                 BID MARGIN
-------------------------------------------------------------------------------------------------
1                     _______days/mos               US$__________________         (- +)  _______%
2                     _______days/mos               US$__________________         (- +)  _______%
3                     _______days/mos               US$__________________         (- +)  _______%

        Contact Person: _____________________ Telephone: _______________________

                                             [LENDER]

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

 ******************************************************************************

        THIS SECTION IS TO BE COMPLETED BY ANIXTER IF IT WISHES TO ACCEPT
                  ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

    The offers made above are hereby accepted in the amounts set forth below:

BID LOAN NO.     PRINCIPAL AMOUNT ACCEPTED
------------------------------------------
                 US$
------------------------------------------
                 US$
------------------------------------------
                 US$
------------------------------------------

[BORROWER]

By: _______________________________
Name: _____________________________
Title: ____________________________
Date:______________________________

                                  Exhibit B-2-2

                                                                     EXHIBIT A-2

                      FORM OF FOREIGN CURRENCY LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent.

         The undersigned hereby requests (select one):

         - A Borrowing of Foreign Currency Loans  -  A continuation of Loans

         1.       On___(a Business Day).

         2.       In the amount of _______________ in [Available Foreign
                  Currency].

         3.       With an Interest Period of ________________ months.

         [The Foreign Currency Borrowing requested herein complies with the proviso to the first sentence of Section 2.03 of the Agreement.]

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                                     EXHIBIT C-1

                                    [FORM OF]
                         BORROWING SUBSIDIARY AGREEMENT

Bank of America, N.A., as Administrative Agent

                                                                          [Date]

Attention:

Ladies and Gentlemen:

         The undersigned, Anixter Inc. ("Anixter"), refers to the Five-Year Credit Agreement dated as of October 6, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Anixter, the Borrowing Subsidiaries named therein, the financial institutions from time to time party thereto as Lenders, Bank One, NA, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Anixter and ________ (the "Designated Borrowing Subsidiary") (i) confirm that the Designated Borrowing Subsidiary is a Foreign Subsidiary and
(ii) make, on and as of the date hereof, the representations and warranties as to the Designated Borrowing Subsidiary contained in Article V of the Credit Agreement. The Designated Borrowing Subsidiary agrees to be bound in all respects by the terms of the Credit Agreement, including without limitation,
Article IV thereof, and to perform all of the obligations of a Borrowing Subsidiary thereunder. Each reference to a Borrowing Subsidiary in the Agreement shall be deemed to include the Designated Borrowing Subsidiary.

         Each Guarantor ratifies and confirms the provisions of the Guaranty with respect to all Loans made by any Lender to the Designated Borrowing Subsidiary.

         The address to which communications to the Designated Borrowing Subsidiary under the Credit Agreement should be directed is

         ________________________________
         ________________________________
         ________________________________

         This instrument shall be construed in accordance with and governed by the laws of the State of Illinois. Loan proceeds should be deposited as provided in the Credit Agreement.

         Upon the execution of this Borrowing Subsidiary Agreement by Anixter, the Designated Borrowing Subsidiary and each Guarantor, and acceptance hereof by the Administrative Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Credit

Agreement as though it were an original party thereto and shall be entitled to borrow under the Credit Agreement upon the satisfaction of the conditions precedent set forth in Section 4.02 of the Credit Agreement.

                                             Very truly yours,

                                             ANIXTER INC.

                                             By:________________________________
                                             Name:
                                             Title:

                                     C-1-2

                                             [DESIGNATED BORROWING SUBSIDIARY]

                                             By:________________________________
                                             Name:
                                             Title:

                                             ANIXTER INTERNATIONAL INC.

                                             By:________________________________
                                             Name:
                                             Title:

                                             [OTHER GUARANTORS]

                                             By:________________________________
                                             Name:
                                             Title:

Accepted as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:_____________________________________
   Name:
   Title:

                                     C-1-3

                                                                     EXHIBIT C-2

                                    [FORM OF]
                        BORROWING SUBSIDIARY TERMINATION

Bank of America, N.A., as Administrative Agent

                                                                          [Date]

Attention:

Ladies and Gentlemen:

         Anixter Inc. ("Anixter"), refers to the Five-Year Credit Agreement dated as of October 6, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Anixter, the Borrowing Subsidiaries named therein, the financial institutions from time to time party thereto as Lenders, Bank One, NA, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Anixter elects to terminate the status of _________ (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary for purposes of the Credit Agreement. Anixter represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all principal and interest on all Loans payable by the Terminated Borrowing Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

         This instrument shall be construed in accordance with and governed by the laws of the State of Illinois.

                                             Very truly yours,

                                             ANIXTER INC.

                                             By:________________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT D-1

                           FORM OF COMMITTED LOAN NOTE

                                                        ________________________

         FOR VALUE RECEIVED, Anixter Inc. (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of all Committed Loans (as defined in such Credit Agreement) made by the Lender to the Borrower under that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Committed Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                     D-1-2

                COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                       AMOUNT OF
                                                                       PRINCIPAL       OUTSTANDING
                      TYPE OF         AMOUNT OF         END OF        OR INTEREST       PRINCIPAL
                        LOAN            LOAN           INTEREST        PAID THIS         BALANCE          NOTATION
      DATE              MADE            MADE            PERIOD           DATE           THIS DATE          MADE BY
--------------     --------------  --------------   --------------  --------------   --------------    --------------
--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

--------------     --------------  --------------   --------------  --------------   --------------    --------------

                                     D-1-3

                                                                     EXHIBIT D-2

                              FORM OF BID LOAN NOTE

         FOR VALUE RECEIVED, Anixter Inc. (the "Borrower"), hereby promises to pay to the order of __________ (the "Lender") on the last day of the Interest Period therefor, the principal amount of each Bid Loan from time to time made by the Lender to the Borrower under that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Bid Loan from the date of such Bid Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Bid Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Bid Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Bid Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                     D-2-2

                                                                     EXHIBIT D-3

                       FORM OF FOREIGN CURRENCY LOAN NOTE

                                                         _______________________

         FOR VALUE RECEIVED, ____________________ (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of all Foreign Currency Loans (as defined in such Credit Agreement) made by the Lender to the Borrower under that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Foreign Currency Loan from the date of such Foreign Currency Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Foreign Currency Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Foreign Currency Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Foreign Currency Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                             [BORROWER]

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                     D-3-2

            FOREIGN CURRENCY LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                 Amount of         Outstanding
                                                  End of        Principal or        Principal
              Type of Loan    Amount of Loan     Interest      Interest Paid       Balance This      Notation
  Date            Made             Made           Period         This Date             Date           Made By
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                      D-3-3

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                             Financial Statement Date:         ,

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc. ("Anixter"), certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________ of Anixter, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Anixter, and that:

            [Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Year of Anixter ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Quarter of Anixter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Anixter and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Anixter during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and

                                                                   [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWERS PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO THEM.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4.       The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, _________.

                                             ANIXTER INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

         For the Fiscal Quarter/Fiscal Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                 (US$ in 000's)

I.       SECTION 7.15 - RECEIVABLES SECURITIZATION TRANSACTIONS.

     A. Aggregate outstanding investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables of Anixter and its Subsidiaries in connection with Receivables Securitization Transactions US$_________

         Maximum permitted:

II.      SECTION 7.16 - CONSOLIDATED NET WORTH.

     A.  Actual Consolidated Net Worth at Statement Date:
         1.       Shareholders' Equity:                            US$__________

     B.  50% of Consolidated Net Income for each Fiscal
         Quarter ending after September 30, 2000 (No
         reduction for losses):                                    US$__________

     C.  Minimum required Consolidated Net Worth
         (US$375,000,000 + Line II.B):                             US$__________

     D.  Excess (deficiency) for covenant compliance
         (Line II.A - II.C):                                       US$__________

III.     SECTION 7.18 - CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

     A. Consolidated EBITDA for four consecutive Fiscal Quarters ending on above date ("Subject Period"):

         1.       Consolidated Net Income for Subject Period (by Fiscal
                  Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         2.       Net interest expense for Subject Period (by Fiscal Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         3.       Provision for income taxes for Subject Period (by Fiscal
                  Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         4. Depreciation and amortization expenses for Subject Period (by Fiscal Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         5.   Permitted Exclusions for Subject Period (by Fiscal Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                           Description:___________________________________

                  b.       Fiscal Quarter ended _________, 200__ US$______

                           Description:___________________________________

                  c.       Fiscal Quarter ended _________, 200__ US$______

                           Description:___________________________________

                  d.       Fiscal Quarter ended _________, 200__ US$______

                           Description:___________________________________ US$__

         6.       Consolidated EBITDA (Lines III.A.1 + 2 + 3 + 4-5)(by Fiscal
                  Quarter):

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         B.       Rental Expense for Subject Period:

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         C.       Consolidated Fixed Charge Expense for Subject Period:

                  a.       Fiscal Quarter ended _________, 200__ US$______

                  b.       Fiscal Quarter ended _________, 200__ US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______ US$__

         D. Interest Coverage Ratio ((Line III.A.6 +Line III.B)/(Line III.C): _________________ to 1

         Minimum required:

                                                           MINIMUM FIXED
                                                               CHARGE
            FISCAL QUARTERS ENDING                         COVERAGE RATIO
-------------------------------------------------------------------------
Closing Date through September 30, 2001                        2.00:1
December 31, 2001 through March 31, 2003                       2.50:1
June 30, 2003 and each Fiscal Quarter thereafter               3.00:1

IV.      SECTION 7.17 - LEVERAGE RATIO.

         A.       Consolidated Funded Indebtedness at Statement Date: US$_______

         B.       Consolidated EBITDA for Subject Period (Line III.A.6 above):
                  US$________

         C.       Leverage Ratio (Line IV.A/Line IV.B): ___________ to 1

         Maximum permitted:

                                                                 MAXIMUM
           FISCAL QUARTERS ENDING                             LEVERAGE RATIO
----------------------------------------------------------------------------
Closing Date through September 30, 2001                          3.50:1
December 31, 2001 through March 31, 2003                         3.25:1
June 30, 2003 and each Fiscal Quarter thereafter                 3.00:1

V.       SECTION 7.19 -- CAPITAL EXPENDITURES.

         A. Capital expenditures made during Fiscal Year to date (by Fiscal Quarter): Fiscal Quarters during Fiscal Year to date:

                  a.       Fiscal Quarter ended _________, _____ US$______

                  b.       Fiscal Quarter ended _________, ____  US$______

                  c.       Fiscal Quarter ended _________, 200__ US$______

                  d.       Fiscal Quarter ended _________, 200__ US$______
                                                                 US$______

         B. Capital expenditures that could have made during prior Fiscal Year but which were not made (> or = US$______________):
                                                                    US$_________

         C.       Maximum permitted capital expenditures
                  (US$50,000,000 + Line V.B.):                      US$_________

         D. Excess (deficiency) for covenant compliance (Line V.C - V.A):US$________

                                                                       EXHIBIT F

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         Reference is made to that certain Five-Year Revolving Credit Agreement, dated as of October 6, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Anixter Inc., certain of its Subsidiaries, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

         The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

         1. (a) Subject to paragraph 11, effective as of the date specified on Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

         (b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii)the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.07(b) of the Agreement.

         2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

         3. From and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

         4.       The Assignor represents and warrants to the Assignee that:

         (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

         (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans relating to the Assigned Interest as of the Effective Date;

         (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

         (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor. The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Anixter or any of its Affiliates or the performance by Anixter or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

         5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

         (a)      it is an Eligible Assignee;

         (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

         (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

         (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or Anixter with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Agreement are required to be delivered by the Assignee; and

         (e) the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of Anixter delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. If either the Assignee or the Assignor desires a Note to evidence its Loans, it shall request the Administrative Agent to procure a Note from the related Borrowers.

         8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

         10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Section of the Agreement entitled "Governing Law."

         11. The effectiveness of the assignment described herein is subject to:

         (a) if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent and/or Anixter to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

         (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Agreement.

         By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

         12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                             ASSIGNOR:
                                             [NAME OF ASSIGNOR]

                                             By:________________________________
                                             Title:_____________________________
                                             By:________________________________

- Tax forms required by Section 10.15 of the Agreement included

                                             ASSIGNEE:__________________________

                                             [NAME OF ASSIGNEE]

                                             By:________________________________
                                             Title:_____________________________
                                             By:________________________________

(Signatures continue)

In accordance with and subject to Section 10.07 of the Credit Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

ANIXTER INC.

By:_________________________________________
Name:_______________________________________
Title:______________________________________

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_________________________________________
Name:_______________________________________
Title:______________________________________

                                         SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

                              THE ASSIGNED INTEREST

                     EFFECTIVE DATE: ______________________

                         TYPE AND AMOUNT OF OUTSTANDING     ASSIGNED PRO RATA
ASSIGNED COMMITMENT           OBLIGATIONS ASSIGNED                SHARE
-----------------------------------------------------------------------------
US$________________      [TYPE] US$____________________     ________________%

                                  Schedule 1-1

                                         SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                  Schedule 2-1

                                                                       EXHIBIT G

                                    GUARANTY

         This GUARANTY, dated as of October 6, 2000, is by ANIXTER INTERNATIONAL INC., a Delaware corporation, ANIXTER INC., a Delaware corporation ("Anixter"), ANIXTER-REAL ESTATE, INC., an Illinois corporation, ANIXTER INFORMATION SYSTEMS CORPORATION, an Illinois corporation, and ANIXTER FINANCIAL INC., a Delaware corporation (each a "Guarantor" and collectively, the "Guarantors"), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as hereafter defined).

                                    Recitals

         B. Anixter, Anixter U.K. Ltd., an English limited liability company and Anixter International N.V./S.A., a Belgian company (together with Anixter and Anixter U.K. Ltd., and any other Subsidiary that may become a Borrowing Subsidiary in accordance with the terms thereof, collectively, the "Borrowers" and individually a "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Bank One, NA, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and the Administrative Agent have entered into a Five-Year Revolving Credit Agreement, dated as of October 6, 2000. The Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended, or restated is hereinafter called the "Credit Agreement".

         C. The Lenders are willing to make the Loans to the Borrowers on the condition (among others) that the Guarantors enter into this Guaranty.

         D. Each Guarantor will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantors) from the Loans and other benefits to be provided to the Borrowers under the Credit Agreement.

         E. In order to induce the Lenders to make the Loans to the Borrowers as provided in the Credit Agreement, and for other valuable consideration, the Guarantors hereby issue this Guaranty.

         1. Definitions. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to them from time to time in the Credit Agreement.

         2.       Guaranty.

                  2.1 Guaranty. The Guarantors, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantee the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, of all of the Guaranteed Obligations, including Guaranteed Obligations in respect of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code") or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and the

Guarantors specifically agree that it shall not be necessary or required that the Administrative Agent or any Lender exercise any right, assert any claim or demand, or enforce any remedy whatsoever against the Borrowers (or any other Person) before or as a condition to the obligations of the Guarantors hereunder. The Administrative Agent or any Lender may permit the indebtedness of the Borrowers to the Administrative Agent or any Lender to include indebtedness other than the Guaranteed Obligations, and may apply any amounts received from any source, other than from the Guarantors, to that portion of the Borrowers' indebtedness to the Administrative Agent or any Lender which is not a part of the Guaranteed Obligations. The obligations and liabilities of the Guarantors hereunder are joint and several. "Guaranteed Obligations" shall mean all Obligations plus all obligations of the Borrowers to the Administrative Agent and the Lenders pursuant to any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, station, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                  2.2 Obligations Independent. The obligations hereunder are independent of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against any or all of the Guarantors whether action is brought against a Borrower or whether any Borrower be joined in any such action or actions.

                  2.3 Authorization of Renewals, Etc. Each Guarantor authorizes the Administrative Agent and each Lender, without notice or demand and without affecting its liability hereunder, from time to time:

                  (a) to renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Guaranteed Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document;

                  (b) to receive and hold security for the payment of this Guaranty or the obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                  (c) to apply such security and direct the order or manner of sale thereof as the Administrative Agent, or any Lender, as the case may be, in its or their discretion may determine; and

                  (d) to release or substitute any one or more of any endorsers or guarantors of the Guaranteed Obligations.

Each Guarantor further agrees that the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of the Borrowers other than the Guaranteed Obligations, to the Administrative Agent or any Lender, shall not affect the liability of the Guarantors hereunder.

                  2.4 Waiver of Certain Rights. Each Guarantor waives any right to require the Administrative Agent or any Lender:

                  (a) to proceed against the Borrowers, a Borrower or any other Person;

                  (b) to proceed against or exhaust any security for the Guaranteed Obligations or any other indebtedness of the Borrowers to the Administrative Agent or any Lender; or

                  (c) to pursue any other remedy in the Administrative Agent's or any such Lender's power whatsoever.

                  2.5 Waiver of Certain Defenses and Rights. Each Guarantor waives any defense arising by reason of any disability or other defense of the Borrowers, or the cessation from any cause whatsoever of the liability of the Borrowers, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that such Guarantor's obligations exceed or are more burdensome than those of the Borrowers. Each Guarantor waives any defense arising by reason of any statute of limitations affecting the liability of the Borrowers. Each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies, has destroyed such Guarantor's rights of subrogation and reimbursement against the Borrowers by operation of applicable law, and all rights or defenses such Guarantor may have by reason of protection afforded to the Borrowers with respect to the Guaranteed Obligations pursuant to the antideficiency laws or other laws of the applicable jurisdiction limiting or discharging the Guaranteed Obligations.

                  2.6 Waiver of Presentments, Etc. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Guaranteed Obligations or any other indebtedness of Borrowers to the Administrative Agent or any Lender.

                  2.7 Information Relating to Borrowers. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrowers such information concerning the Borrowers, financial condition or business operations as such Guarantor may require, and that neither the Administrative Agent nor any Lender has any duty at any time to disclose to the Guarantors any information relating to the business operations or financial condition of the Borrowers.

                  2.8 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default has occurred and is continuing, each Lender is authorized at any time and from time to time, without prior notice to the Guarantors, any such notice being waived by each Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of one or more Guarantors against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Loan Document. Each

Lender agrees promptly to notify the Guarantors and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 2.8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  2.9 Subordination. Any obligations of any Borrower to one or more of the Guarantors, now or hereafter existing, including, but not limited to, obligations to one or more of the Guarantors as subrogee of the Administrative Agent or any Lender or resulting from one or more of the Guarantors' performance under this Guaranty, are hereby fully subordinated in time and priority of payment to the Guaranteed Obligations and all other indebtedness of the Borrowers to the Administrative Agent or any Lender. The obligations of such Borrower to the Guarantors if the Lenders so request shall be enforced and performance received by the Guarantors as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent and the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

                  2.10 Reinstatement of Guaranty. If any payment or transfer of any interest in property by any Borrower to the Administrative Agent or any Lender in fulfillment of any obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Administrative Agent or any Lender to a Borrower or any other Person, upon the insolvency, bankruptcy, or reorganization of such Borrower or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

                  2.11 Powers. It is not necessary for the Administrative Agent or any Lender to inquire into the powers of any Borrower or any other Person obligated in respect of the Guaranteed Obligations or of the officers, directors, partners, or agents acting or purporting to act on its or their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  2.12 Taxes. (a) Any and all payments by any Guarantor to each Lender or the Administrative Agent under this Guaranty shall be made free and clear of, and without deduction for, any Taxes. In addition, the Guarantors shall pay all Other Taxes.

                  (b) If any Guarantor shall be required by law to deduct any Taxes, from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions been made;

                           (ii)     the Guarantors shall make such deductions;

                           (iii) the Guarantors shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Guarantors shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (c) Each Guarantor agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and
(ii) Other Taxes, and (iii) amounts payable under Section 2.12(b)(iv), and (iv) any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment by any Guarantor of Taxes or Other Taxes, such Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  2.13 Addition of Guarantors. Each Guarantor at any time a party hereto consents and agrees that, at any time that any Person executes and delivers to Administrative Agent a letter, substantially in the form of Exhibit A attached hereto, with such changes, if any, as Administrative Agent shall approve, such Person shall, without further action on the part of any Person, automatically become a party hereto and a "Guarantor" hereunder.

                  2.14 Limit of Liability. Notwithstanding anything to the contrary contained herein, each Guarantor shall be liable hereunder only for the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or comparable provisions of any applicable state law; provided that such amount shall be presumed to be the entire amount of the Guaranteed Obligations. If any Guarantor claims that such Guarantor's liability hereunder is less than the entire amount of the Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor are more readily available to and are under the control of such Guarantor.

                  2.15 Waiver of Subrogation. Until such time as the Guaranteed Obligations shall have been indefeasibly paid in full in cash, each Guarantor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, against the Borrowers arising from the existence or performance of this Guaranty, and each Guarantor waives any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrowers, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent or any Lender securing the Guaranteed Obligations.

         3. Representations and Warranties. Each Guarantor represents and warrants to the Administrative Agent and each Lender as follows:

                  3.1 Organization; Corporate Powers. Such Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify has not had or could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

                  3.2      Authority.

         (1) Such Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under this Guaranty.

         (2) The execution, delivery and performance (or filing or recording, as the case may be) of this Guaranty and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of this Guaranty and no other proceedings on the part of any such Person are necessary to consummate such transactions.

         (3) This Guaranty has been duly executed and delivered (or filed or recorded, as the case may be) by such Guarantor, constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except as enforceabiltiy may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles), and is in full force and effect (unless terminated in accordance with the terms thereof).

                  3.3 No Conflict. The execution, delivery and performance of this Guaranty and each of the transactions contemplated hereby, do not and will not (i) conflict with any Contractual Obligation of such Guarantor, any liability resulting from which would have or could be reasonably expected to have a Material Adverse Effect, or (ii) conflict with or violate such Guarantor's certificate or articles of incorporation or by-laws or similar charter and constituting documents, or (iii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of such Guarantor, or require termination of any Contractual Obligation of such Guarantor, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any such Person (other than Liens permitted pursuant to Section 7.02(b) of the Credit Agreement), or (v) require any approval of stockholders of such Guarantor, unless such approval has been obtained.

                  3.4 Governmental Consents. The execution, delivery and performance of this Guaranty by such Guarantor, and the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any

Governmental Authority, except filings, consents or notices which have been made, obtained or given and are in full force and effect.

                  3.5 Governmental Regulation. Such Guarantor is not subject to regulation under the Public Utility Holdings Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other statute or regulation of any Governmental Authority such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

         4.       Miscellaneous.

                  4.1 Application of Payments on Guaranty. All payments required to be made by the Guarantors hereunder shall, unless otherwise expressly provided herein, be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Office. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Payments received from the Guarantors shall, unless otherwise expressly provided herein, be applied to costs, fees, or other expenses due under the Loan Documents, any interest (including interest due under [subsection 2.09(c)] of the Credit Agreement), any principal due under the Loan Documents and any other Guaranteed Obligations, in such order as the Administrative Agent, with the consent of or at the request of the Lenders, shall determine.

                  4.2 Assignments, Participations, Confidentiality. Subject to the provisions of [Section 10.07] of the Credit Agreement, any Lender may from time to time, without notice to the Guarantors and without affecting the Guarantors' obligations hereunder, transfer its interest in the Guaranteed Obligations. Each Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantors to each such transferee and that each such transferee shall have the same rights and benefits under this Guaranty as it would have if it were a Lender party to the Credit Agreement and this Guaranty.

                  4.3 Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections [1.02 through 1.06] of the Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections being deemed to be references to this Guaranty.

                  4.4 Waivers; Writing Required. No delay or omission by the Administrative Agent or any Lender to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantors and the Administrative Agent, with the written consent of the Required Lenders or all of the Lenders, in accordance with the terms of Section 10.01 of the Credit Agreement.

                  4.5 Revocation. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke such Guarantor's guaranty obligation hereunder as to future Guaranteed Obligations. Each Guarantor fully realizes and understands that, upon execution of this Guaranty, such Guarantor will not have any right to revoke this Guaranty as to any future indebtedness and, thus, may have no control over such Guarantor's ultimate responsibility for the Guaranteed Obligations. If, contrary to the express intent of this Guaranty, any such revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that: (a) no such revocation shall be effective until written notice thereof has been received by the Administrative Agent and the Lenders; (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lenders which is, or is believed in good faith by the Lenders to be, in existence on the date of such revocation; (d) no payment by any other source, prior to the date of such revocation shall reduce the obligations of any Guarantor hereunder; and (e) any payment by any Borrower or from any source other than a Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations, if any, as to which the revocation by a Guarantor is effective (and which are not, therefore, guarantied by the Guarantors hereunder), and, to the extent so applied, shall not reduce the Guaranteed Obligations of the Guarantors hereunder.

                  4.6 Remedies. All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                  4.7 Costs and Expenses. Each Guarantor agrees to pay or reimburse the Administrative Agent and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any Insolvency Proceeding or appellate proceeding).

                  4.8 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

                  4.9 Notices. All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02 to the Credit Agreement, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature pages hereof in the case of Guarantors and as provided in the Credit Agreement in the case of Administrative Agent and Lenders; or to such other address as shall be designated by any such party in a written notice to the other parties. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fourth Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery. Any agreement of the Administrative Agent and the Lenders to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Guarantors. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Guarantor to give such notice and the Administrative Agent and the Lenders shall not have any liability to any Guarantor or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Guarantors hereunder shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

                  4.10 Governing Law and Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  4.11 Waiver of Jury Trial. EACH GUARANTOR, THE LENDERS, AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS, THE LENDERS, AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  4.12 Entire Agreement. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

                  4.13 Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page to this Guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty. Any party delivering an executed counterpart of the signature page to this Guaranty by telecopier shall thereafter also promptly deliver a manually executed counterpart of this Guaranty, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

         THIS WRITTEN GUARANTY, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officers as of the day and year first above written.

                                             ANIXTER INTERNATIONAL INC.

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:
                                             4711 Golf Road
                                             Skokie, IL 60076
                                             Attn : Rod Shoemaker

                                             ANIXTER INC.

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:
                                             4711 Golf Road
                                             Skokie, IL 60076
                                             Attn : Rod Shoemaker

                                             ANIXTER-REAL ESTATE, INC.

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:
                                             4711 Golf Road
                                             Skokie, IL 60076
                                             Attn : Rod Shoemaker

                                             ANIXTER INFORMATION SYSTEMS
                                             CORPORATION

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:
                                             4711 Golf Road
                                             Skokie, IL 60076
                                             Attn : Rod Shoemaker

                                             ANIXTER FINANCIAL INC.

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:
                                             4711 Golf Road
                                             Skokie, IL 60076
                                             Attn : Rod Shoemaker

                                    EXHIBIT A
                              TO GUARANTY AGREEMENT

                                                         _______________, 200___

To the Lenders and Administrative Agent
Referenced below:

Ladies and Gentlemen:

         Reference is made to the following documents: (a) that certain Five-Year Revolving Credit Agreement, dated as October 6, 2000 (as amended or modified from time to time, the "Credit Agreement"), among Anixter Inc., a Delaware corporation ("Anixter"), Anixter U.K. Ltd., an English limited liability company and Anixter International N.V./S.A., a Belgian company (together with Anixter and Anixter U.K. Ltd., collectively, the "Borrowers" and individually a "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Bank One, NA, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Bank of America, N.A., as Administrative Agent; and (b) that certain Guaranty dated as of October 6, 2000 (as amended or modified from time to time, the "Guaranty"), by certain Affiliates of the Borrowers party thereto in favor of Administrative Agent. Unless specifically defined herein, capitalized terms used herein have the meaning set forth in the Credit Agreement.

         The undersigned hereby confirms and agrees that it has been furnished with and has read each of the Loan Documents in effect as of the date hereof and that, effective as of the date hereof, the undersigned is a party to and obligated as a Guarantor under the Guaranty. The undersigned hereby warrants and represents to you that the representations and warranties of the undersigned as a Guarantor under Section 3 of the Guaranty are true, correct, and complete in all material respects on the date hereof.

                                             Very truly yours,

                                             [NAME OF NEW GUARANTOR],
                                             a _______________

                                             By:________________________________
                                             Title:_____________________________

                                             Notice Information:

                                                                       EXHIBIT H

                           FORM OF OPINION OF COUNSEL

                                                                       EXHIBIT I

                            FORM OF ALLOCATION NOTICE

                         BANC OF AMERICA SECURITIES LLC

                               October [__], 2000

[LENDER]

Dear Ladies and Gentlemen:

This Confirmation is delivered with reference to the Five-Year Credit Agreement and the 364-Day Credit Agreement, each dated as of October __, 2000 among Anixter Inc., certain of its subsidiaries, various financial institutions, and Bank of America, N.A, as administrative agent (together, the "Credit Agreements").

The undersigned serves as the Lead Arranger for the Commitments under the Credit Agreements, and hereby confirms your allocation of the following Commitments under the Credit Agreements:

Five-Year Commitment  $
364-Day Commitment    $

                                             BANC OF AMERICA SECURITIES LLC

                                             By:________________________________
                                             Title:_____________________________

                                             ANIXTER INC.

                                             By:________________________________
                                             Title:_____________________________